EXCHANGE AGREEMENT

     This EXCHANGE AGREEMENT (this "Agreement") is entered into as of June 11, 1999, by and among Flextronics International Ltd., a company organized under the laws of Singapore ("Acquiror"), acting through Flextronics Holding Finland Oy, a company organized under the laws of Finland and a wholly-owned subsidiary of Acquiror ("Flextronics Finland"), Kyrel EMS Oyj, a company organized under the laws of Finland ("Target") and Seppo Parhankangas (the "Shareholder").

                                 R E C I T A L S


     A. Acquiror and Target are engaged in the business of providing, among other things, contract electronic manufacturing services.

     B. The parties intend that, subject to the terms and conditions hereinafter set forth, Flextronics Finland will acquire 100% of the outstanding Target Shares from the Shareholder pursuant to the terms and conditions set forth herein in exchange for Acquiror's Ordinary Shares (as defined below).

     C. The foregoing transactions are intended to be accounted for as a "pooling of interests" for accounting purposes.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                             1. CERTAIN DEFINITIONS

     1.1 "Acquiror Average Price Per Share" means the average of the bid and ask price per share of Acquiror Ordinary Shares (in U.S. dollars) as quoted on the Nasdaq National Market (or such other exchange or quotation system on which Acquiror Ordinary Shares are then traded or quoted) and reported in The Wall Street Journal averaged over the twenty (20) trading days prior to the date five
(5) trading days before the Closing Date.

     1.2 "Acquiror Ordinary Shares" means the Ordinary Shares, S$0.01 par value of Acquiror.

     1.3 "Additional Acquiror Ordinary Shares" means any Acquiror Ordinary Shares issued as a result of, or issued upon the conversion or exercise of any security issued as a result of, any stock dividend, reclassification, stock split, subdivision or combination of shares, recapitalization, or similar events made with respect to Acquiror Ordinary Shares from the Closing Date until the Final Release Date.

     1.4 "Charter Documents" of an entity means the Articles of Association and By-Laws or Memorandum of Association of such entity or any equivalent corporate documents (yhtiojarjestys and kaupparekisteriote in Finland).

     1.5 "Claim" means a claim, damage or legal action or proceeding giving rise to indemnification rights under this Agreement.

     1.6 "Closing" means the closing of the Exchange pursuant to Section 7.

     1.7 "Closing Date" has the meaning set forth in Section 7.1.

     1.8 "Estimated Claim Amount" means the sum of the values of (i) all Damages with respect to any all uncontested Claims, plus (ii) all Damages with respect to any contested Claims that have been resolved in favor of the Acquiror as of the Final Release Date, plus (iii) Acquiror's good faith estimate of the Damages claimed under any contested Claim unresolved as of the Final Release Date, in each case for which the Shareholder has not indemnified Acquiror in cash as of the Final Release Date and as to which the Acquiror has elected to proceed under
Section 12.1.

     1.9 "Exchange" means, collectively, the exchange of all of the outstanding Target Shares for the Acquiror Ordinary Shares contemplated by Section 2 below.

     1.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     1.11 "Exchange Number" means 90% of the quotient obtained by dividing (i) the Transaction Shares by (ii) the Target Fully Diluted Number.

     1.12 "Final Release Date" means the date 365 days after the Closing Date.

     1.13 "Finnish GAAP" means generally accepted accounting principles in Finland.

     1.14 "Hold-Back Shares" means that number of Acquiror Ordinary Shares which is initially equal to 10% of the total number of Transaction Shares, rounded down to the nearest whole Acquiror Ordinary Share, and shall be adjusted proportionately in the event of any issuance of Additional Acquiror Ordinary Shares.

     1.15 "Material Adverse Effect" with respect to an entity means any circumstance, change in, or effect on such entity or any of its Subsidiaries that, individually or in the aggregate with any other circumstances, changes in, or effects on such entity or any of its Subsidiaries, (i) is or is reasonably likely to be materially adverse to the condition (financial or otherwise), business, properties, results of operations or prospects of such entity and its Subsidiaries, taken as a whole, or (ii) could adversely affect the ability of such entity to consummate the transactions contemplated hereby.

     1.16 "SEC" means the U.S. Securities and Exchange Commission.

     1.17 "Subsidiary" of an entity means a corporation or other business entity in which such entity owns, directly or indirectly, at least a fifty percent (50%) interest or that is otherwise, directly or indirectly, controlled by such entity.


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     1.18 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     1.19 "Target Fully Diluted Number" means that number that is equal to the sum of: (a) the total number of Target Shares that are issued and outstanding immediately prior to the Closing; plus (b) the total number of Target Shares that are issuable by Target upon the exercise of all Target options or convertible securities that are issued and outstanding immediately prior to the Closing.

     1.20 "Target Shares" means the capital stock of Target.

     1.21 "Transaction Shares" means 1,938,775 Acquiror Ordinary Shares; provided that (i) if the product of the Acquiror Average Price Per Share and 1,938,775 exceeds $100,000,000, then the number of Transaction Shares shall equal $100,000,000 divided by the Acquiror Average Price Per Share, and (ii) if the product of the Acquiror Average Price Per Share and 1,938,775 is less than $90,000,000, then the number of Transaction Shares shall equal $90,000,000 divided by the Acquiror Average Price Per Share, in each case rounded down to the nearest whole Acquiror Ordinary Share.

     1.22 "U.S. GAAP" means generally accepted accounting principles of the United States of America.

     1.23 In this Agreement, references to "$" are to United States of America currency, references to "S$" are to Singapore currency and references to "FIM" are to Finnish currency.


                                 2. THE EXCHANGE

     2.1 Exchange of Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Shareholder shall transfer all of his Target Shares to Flextronics Finland, and in exchange for each such Target Share, Acquiror shall issue to the Shareholder that number of Acquiror Ordinary Shares equal to the Exchange Number, subject to the provisions of Section 2.2 regarding the elimination of fractional shares.

     2.2 Fractional Shares. No fractional Acquiror Ordinary Shares will be issued in connection with the Exchange, but in lieu thereof, if the Shareholder would otherwise be entitled to receive a fraction of an Acquiror Ordinary Share, he will receive from Acquiror, promptly after the Closing or the Final Release Date (as the case may be), an amount of cash equal to the per share market value of Acquiror Ordinary Shares (based on the Acquiror Average Price Per Share) multiplied by the fraction of an Acquiror Ordinary Share to which the Shareholder would otherwise be entitled.

     2.3 Pooling of Interests. The parties intend that the Exchange be treated as a "pooling of interests" for accounting purposes.

     2.4 Full Satisfaction. All Acquiror Ordinary Shares and cash in lieu of fractional shares delivered upon the surrender of Target Shares in accordance with the terms


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

hereof will be deemed to have been delivered in full satisfaction of all rights pertaining to such Target Shares.

     2.5 Hold-Back. On the Final Release Date Acquiror will issue to the Shareholder that number of Acquiror Ordinary Shares equal to the Hold-Back Shares, reduced, as provided in Section 12.1, by the quotient of (a) the Estimated Claim Amount divided by (b) the closing price of the Acquiror Ordinary Shares as quoted on The Nasdaq National Market on the Closing Date (the "Closing Price")) rounded down to the nearest whole number of shares (the "Final Release Shares"). The Hold-Back Shares will not be represented by certificates and will remain unissued Acquiror Ordinary Shares until the Final Release Date (or such other time as determined in Section 12).


                        3. REPRESENTATIONS AND WARRANTIES
                          OF TARGET AND THE SHAREHOLDER


     Target and the Shareholder, jointly and severally, hereby represent and warrant that:

     3.1 Organization and Good Standing. Target is a company duly organized, validly existing and in good standing under the laws of Finland, has the power and authority to own, operate and lease its properties and to carry on its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (each such jurisdiction being listed on Schedule 3.1).

     3.2 Power, Authorization and Validity.

          3.2.1 Target and the Shareholder have the right, power, legal capacity and authority to enter into and perform their respective obligations under this Agreement. This Agreement has been duly and validly approved by the directors of Target.

          3.2.2 No filing, authorization, consent or approval, governmental or otherwise, or filing with any governmental authority or court is necessary to enable Target and the Shareholder to enter into, and to perform its obligations under, this Agreement, except for (a) such filings as may be required to comply with all applicable securities laws, (b) consents required under contracts disclosed in Schedule 3.5, and (c) the Finnish competition filing.

          3.2.3 This Agreement is a valid and binding obligation of Target enforceable against Target and the Shareholder (as applicable) in accordance with its terms.

     3.3 Capitalization.

          (a) Outstanding Shares. A total of 2,000 Target Shares, FIM 1,500 par value, are issued and outstanding as of the date of this Agreement and will be issued and outstanding as of the Closing Date, all of which are held of record and owned by the Shareholder. The Shareholder holds good and marketable title to such Target Shares, free and clear of all liens, agreements, voting trusts, proxies and other arrangements or restrictions of any kind whatsoever. All issued and outstanding Target Shares have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by Target in compliance with all requirements of applicable laws. The shareholders of Target and its subsidiaries are listed in
     Schedule 3.3.



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

          (b) Options/Rights. There are no stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of Target's Shares or any securities or debt convertible into or exchangeable for Target Shares or obligating Target to grant, extend or enter into such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement. There is no liability for dividends accrued but unpaid. There are no voting agreements, registration rights, rights of first refusal, preemptive rights or other restrictions applicable to any of Target's outstanding securities.


     3.4 Subsidiaries. Except as set forth in Schedule 3.4, Target does not have any Subsidiaries or any equity interest, direct or indirect, in, or loans to, any corporation, partnership, joint venture, limited liability company or other business entity. Each of the Subsidiaries listed on Schedule 3.4 is a duly organized, validly existing and in good standing (or appropriately recognized as legally in existence and active under the laws of its jurisdiction) under the laws of the jurisdiction identified in Schedule 3.4, and has the requisite power and authority to conduct its business as it is presently being conducted. No other corporate proceedings on the part of any Subsidiary are necessary to authorize this Agreement and the transactions contemplated hereby. Schedule 3.4 contains a true, correct and complete list of all jurisdictions in which each Subsidiary is qualified to do business. Each of the Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary. Copies of the Charter Documents of each Subsidiary heretofore delivered to Acquiror are accurate and complete. Target owns of record and beneficially all of the issued and outstanding capital or other stock of each Subsidiary free and clear of any encumbrances.

     3.5 No Violation of Articles or Existing Agreements. Neither the execution and delivery of this Agreement, nor the consummation of the transactions provided for herein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, (a) any provision of the Charter Documents of Target, as currently in effect, (b) any instrument, contract, agreement, permit, mortgage or license to which Target or any of its Subsidiaries is a party or by which Target or any of its Subsidiaries or any of their assets is bound or (c) any judgment, writ, decree, order, statute, rule or regulation applicable to Target or any of its Subsidiaries or any of their assets or properties. Except as set forth in
Schedule 3.5, the Exchange will not require the consent of any third party and will not have any Material Adverse Effect upon any such rights, licenses, franchises, leases or agreements pursuant to the terms of those agreements.

     3.6 Litigation. Except as set forth on Schedule 3.6, there is no action, proceeding or investigation pending or, to the best of Target's knowledge, threatened against Target or any of its Subsidiaries before any court or administrative agency that, if determined adversely to Target, may reasonably be expected to have a Material Adverse Effect on Target or in which the adverse party or parties seek to recover in excess of $50,000 against Target or any of its Subsidiaries. There is no basis for any person, firm, corporation or entity to assert a claim against Target or any of its Subsidiaries based upon: (a) ownership or rights to ownership of any Target Shares, (b) any rights as a Target securities holder, including, without limitation, any option or other right to acquire any Target securities, any preemptive rights or any rights to notice


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

or to vote, or (c) any rights under any agreement between Target and any Target securities holder or former Target securities holder in such holder's capacity as such.

     3.7 Target Financial Statements. Target has delivered to Acquiror Target's audited balance sheet as of December 31, 1997 and December 31, 1998, Target's audited income statement and cash flows for the years then ended (collectively, the "Target Financial Statements"), a copy of each of which is included as
Schedule 3.7. The Target Financial Statements (a) are in accordance with the books and records of Target and (b) fairly and accurately represent the financial condition of Target at the respective dates specified therein and the results of operations for the respective periods specified therein in conformity with Finnish GAAP applied on a consistent basis. Target has not incurred any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for those reflected in the Target Financial Statements or those incurred after December 31, 1998 (the "Balance Sheet Date") in the ordinary course of Target's business, consistent with past practice that are not material in amount either individually or collectively.

     3.8 Target Financial Projections. Target has delivered to Acquiror Target's financial projections for each quarter in the period from January 1, 1999 to March 31, 2000 (the "Financial Projections"), a copy of which is included as
Schedule 3.8. The Financial Projections have been prepared in good faith by Target based upon reasonable assumptions and represent Target's best good faith estimates as to its future results of operations.

     3.9 Taxes. Target and each of its Subsidiaries have filed all tax and information returns required to be filed prior to the date of this Agreement, has paid all taxes required to be paid in respect of all periods prior to the date hereof for which returns have been filed, has made all necessary estimated tax payments, and has no liability for taxes in excess of the amount so paid, except to the extent adequate reserves have been established in the Target Financial Statements. Except as set forth on Schedule 3.9, neither Target nor any of its Subsidiaries is delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed which have not been settled or paid. Except as set forth on Schedule 3.9, no tax return of Target or any of its Subsidiaries has ever been audited by the Verohallinto or any other taxing agency or authority. For the purposes of this Section 3.9, the terms "tax" and "taxes" include all income, gains, franchise, excise, property, sales, use, employment, license, payroll, social contribution, services, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax. Target has no current or deferred tax liabilities and will not as a result of the transactions contemplated herein become liable for any tax not adequately reserved against on the Financial Statements. If Target or any of its Subsidiaries were to become subject to an audit by the Verohallinto or any other taxing agency or authority for tax years or periods prior to Closing, Target and the Shareholder will use all reasonable efforts to resolve all such audits in a manner consistent with the intentions of the parties as expressed in this Agreement.

     3.10 Title to Properties; Condition of Equipment. Except as set forth on
Schedule 3.10, Target and each of its Subsidiaries has good and marketable title to all of its assets used in its business or as shown on the balance sheet as of the Balance Sheet Date included in the Target Financial Statements, free and clear of all liens, charges, encumbrances or restrictions (other than for taxes not yet due and payable and Permitted Liens as defined below), other than such assets, set forth on Schedule 3.10, as were sold by Target in the ordinary course of business since the Balance Sheet Date or which are subject to capitalized leases. Such assets are sufficient for the continued operation of the business of Target and each of its Subsidiaries consistent with current practice. "Permitted Liens" means any lien, mortgage, encumbrance or restriction which is reflected in the Target Financial Statements and is not in excess of $100,000 and which does not materially detract from the value or materially interfere with the use, as currently utilized, of the properties subject thereto or affected thereby or otherwise materially impair the business operations being conducted thereon. All leases of real or personal property to which Target or any of its Subsidiaries are a party are fully effective and afford Target and each of its Subsidiaries peaceful and undisturbed possession of the subject matter of the lease. Neither Target nor any of its Subsidiaries is in violation of any material zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties, and Target has not received any notice of such violation with which it has not complied. The machinery and equipment (the "Equipment") owned or leased by Target or any of its Subsidiaries is (i) suitable for the uses to which it is currently employed,
(ii) in generally good operating condition, (iii) regularly and properly maintained, (iv) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business, and (v) free from any material defects known to Target.

     3.11 Absence of Certain Changes. Since the Balance Sheet Date, Target and each of its Subsidiaries has carried on its business in the ordinary course substantially in accordance with the procedures and practices in effect on the Balance Sheet Date, and except as set forth in Schedule 3.11, since the Balance Sheet Date there has not been with respect to Target or any of its Subsidiaries:

          (a) any change in the financial condition, properties, assets, liabilities, business, results of operations or prospects of Target, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or can reasonably be expected to have a Material Adverse Effect on Target or its ability to conduct its business as presently conducted;

          (b) any contingent liability incurred as guarantor or surety with respect to the obligations of others;

          (c) any mortgage, encumbrance or lien placed on any of its properties or granted with respect to any of its assets which exceeds $100,000;

          (d) any material obligation or liability incurred by Target or any Subsidiary other than in the ordinary course of business;

          (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of Target or its Subsidiaries other than sales of inventory in the ordinary course of business;

          (f) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of Target or any Subsidiary;


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

          (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Target, any split, stock dividend, combination or recapitalization of the capital stock of Target or any direct or indirect redemption, purchase or other acquisition by Target of the capital stock of Target;

          (h) any labor dispute or claim of material unfair labor practices;

          (i) any change with respect to the officers or management or supervisory employees of Target or any Subsidiary (the officers and management and supervisory employees of Target and its Subsidiaries are listed on Schedule 3.11(i) hereof);

          (j) any material modification of the benefits payable or to become payable to any of its directors or employees, or any increase in the compensation payable or to become payable to any of the directors or employees of Target or any Subsidiary, or any bonus payment or arrangement made to or with any of such directors or employees, except salary increases (not in excess of 10% for any individual) in the ordinary course of business consistent with past practice or as disclosed in Schedule 3.11;

          (k) any increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its employees, except in the ordinary course of business consistent with past practice or as disclosed in Schedule 3.11;

          (l) any making of any loan, advance or capital contribution to, or investment in, any person other than (A) travel loans or advances made in the ordinary course of business of Target and (B) other loans and advances in an aggregate amount which does not exceed $100,000 outstanding at any time;

          (m) any entry into, amendment of, relinquishment, termination or nonrenewal by Target of any contract, lease transaction, commitment or other right or obligation other than in the ordinary course of business, but in no event involving obligations (contingent or otherwise) of, or payments to Target in excess of $100,000 individually or in the aggregate;

          (n) any payment or discharge of a material lien or liability thereof, which lien or liability was not either (i) shown on the balance sheet as of the Balance Sheet Date included in the Target Financial Statements or (ii) incurred in the ordinary course of business after the Balance Sheet Date; or

          (o) any obligation or liability incurred by Target to any of its officers, directors or shareholders, or any loans or advances made to any of its officers, directors, shareholders or affiliates, except normal compensation and expense allowances payable to officers.

     3.12 Agreements and Commitments. Except as set forth in Schedule 3.12, neither Target nor any of its Subsidiaries is a party or subject to any oral or written executory agreement, contract, obligation or commitment that is material to Target or its Subsidiaries, its financial condition, business or prospects, including but not limited to the following:



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

          (a) any contract, commitment, letter agreement, quotation or purchase order providing for payments by or to Target in an aggregate amount of (i) $100,000 or more in the ordinary course of business or (ii) $250,000 or more not in the ordinary course of business;

          (b) any license agreement under which Target or any of its Subsidiaries is licensor; or under which Target or any of its Subsidiaries is licensee (except for standard "shrink wrap" licenses for off-the-shelf software products);

          (c) any agreement by Target or any of its Subsidiaries to encumber, transfer or sell rights in or with respect to any Target Intellectual Property (as defined in Section 3.13 below);

          (d) any agreement for the sale or lease of real or personal property involving more than $100,000 per year;

          (e) any dealer, distributor, sales representative, original equipment manufacturer, value added remarketer, volume purchase agreement or other agreement for the distribution or sale of Target's products (other than individual purchase orders in the ordinary course of business);

          (f) any franchise agreement;

          (g) any stock redemption or purchase agreement;

          (h) any joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons or the payment of royalties to any other person;

          (i) any instrument evidencing indebtedness for borrowed money or guarantees thereof;

          (j) any contract containing covenants purporting to limit Target's freedom to compete in any line of business in any geographic area;

          (k) any agreement of indemnification other than standard warranties in connection with the sale of products and/or services in the ordinary course of business;

          (l) any agreement, contract or commitment relating to capital expenditures and which involves future payments in excess of $100,000;

          (m) any agreement, contract or commitment relating to the disposition or acquisition of any assets (other than Inventory, as defined in Section 3.26) by Target or any of its Subsidiaries or any Target Intellectual Property, which involves payments individually in excess of $100,000 or in the aggregate in excess of $250,000; or

          (n) any purchase order or contract for the purchase of raw materials which involves payments individually in excess of $100,000 or in the aggregate in excess of $250,000.
                  All agreements, contracts, obligations and commitments listed in Schedules 3.12, 3.13, 3.16.1, 3.16.2 or 3.16.4 (collectively "Material Agreements"), are valid and in full force and effect. Neither Target nor any of its Subsidiaries nor, to the knowledge of Target, any other party is in breach of or default under any material term of any such agreement, obligation or commitment, nor will Target nor, to Target's knowledge, any other party be in breach of or default under any such term after giving effect to the Exchange. To the knowledge of Target, no


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

party to any such contract, agreement or instrument intends to cancel, withdraw, modify or amend such contract, agreement or arrangement.

     Except as disclosed in Schedule 3.12, neither Target nor any of its Subsidiaries is a party to any Material Agreement or any other agreement, contract or instrument with any customer, supplier, landlord or labor union or association that (i) contains any provision that is or could reasonably be expected to become materially burdensome to Target or such Subsidiary, other than provisions that are in the ordinary course of Target's and its Subsidiaries' business and are consistent with industry practice; (ii) provides for the reduction of prices charged by Target or any of its Subsidiaries to any Significant Customer (as defined in Section 3.24) for its products or services other than price reductions that are proportionate to reductions in the related costs, (but including, without limitation, any "most favored customer" provisions); (iii) provides for any increases in the prices to be paid by Target or any of its Subsidiaries to any Significant Supplier (as defined in Section 3.25) for any products or services; or (iv) provides for any warranty or similar obligations with respect to products or services other than an obligation to repair or replace products in the event of defective workmanship or materials provided by Target or such Subsidiary.

     3.13 Intellectual Property. Target and each of its Subsidiaries owns all right, title and interest in, or has the right to use, sell or license all patent applications, patents, trademark applications, trademarks, service marks, trade names, copyright applications, copyrights, trade secrets, know-how, technology, customer lists, proprietary processes and formulae, all source and object code, algorithms, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records and other intellectual property and proprietary rights used in or reasonably necessary or required for the conduct of its respective business as presently conducted ("Target Intellectual Property"). Set forth on Schedule 3.13 is a true and complete list of all copyright and trademark registrations and applications and all patents and patent applications for Target Intellectual Property owned by Target and each of its Subsidiaries. Target is not aware of any material loss, cancellation, termination or expiration of any such registration or patent. The business of Target and each of its Subsidiaries does not cause Target or any of its Subsidiaries to infringe or violate any of the patents, trademarks, service marks, trade names, mask works, copyrights, trade secrets, proprietary rights or other intellectual property of any other person, and neither Target nor any of its Subsidiaries has received any written or oral claim or notice of infringement or potential infringement of the intellectual property of any other person. There are no royalties, fees or other payments payable by Target or any of its Subsidiaries to any person by reason of the ownership, use, license, sale or disposition of the Target Intellectual Property (other than as set forth in Schedule 3.13). Neither the manufacture, marketing, sale or intended use of any product currently licensed or sold by Target or currently under development by Target violates any license or agreement between Target and any third party. Target and each of its Subsidiaries has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all material Target Intellectual Property. Target is not aware of any infringement of any Target Intellectual Property by any third party.

     3.14 Compliance with Laws. Target and each of its Subsidiaries have complied and are as of the Closing Date in compliance with all applicable laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to Target or any of its Subsidiaries or to the assets, properties and business of Target or any of its Subsidiaries. Target and each of its Subsidiaries has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary to the conduct of its business as presently conducted, and there exists no current default under or violation of any such permit or approval.
Schedule 3.14 includes a summary of all violations of, or conflicts with, any applicable statute, law, rule, regulation, ruling, order, judgment or decree, and all allegations of any such violations, of which Target has received notice from such governmental entity since December 31, 1995.

     3.15 Certain Transactions and Agreements. No person who is an officer, director or Shareholder of Target or any of its Subsidiaries, or a member of any officer's, director's or Shareholder's immediate family, (a) has any direct or indirect ownership interest in or any employment or consulting agreement with any firm or corporation that competes with Target or Acquiror (except with respect to any interest in less than 1% of the outstanding voting shares of any corporation whose stock is publicly traded), (b) is directly or indirectly interested in any material contract or informal arrangement with Target, except for compensation for services as an officer, director or employee of Target or any of its Subsidiaries as listed in Schedule 3.16.5, (c) has any interest in any property, real or personal, tangible or intangible, used in the business of Target or any of its Subsidiaries, except for the normal rights of a shareholder, or (d) has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells, licenses or furnishes to Target or any of its Subsidiaries any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which Target is a party or by which it may be bound or affected.

     3.16 Employees.

          3.16.1 Target is subject to a collective bargaining agreement with respect to its employees and Target is in compliance with the terms and conditions of such agreement and has no current labor dispute. Target has good labor relations, and Target has no knowledge of any facts indicating that the consummation of the transactions provided for herein (other than the contemplated reductions in force associated therewith) will have a Material Adverse Effect on its labor relations, and has no knowledge that any of its officers or management or supervisory employees, or any significant number or other employees, intends to leave its employ. Between December 31, 1998 and the date of this Agreement, to Target's knowledge, no management or supervisory employee of Target, or significant number of other employees of Target, has given notice to Target that such employee intends to terminate his or her employment with Target. There are no activities or proceedings of any labor union to organize any employees of Target and there are no strikes, or material slowdowns, work stoppages or lockouts, or threats thereof by or with respect to any employees of Target. Since December 31, 1995, Target and each of its Subsidiaries have been in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours.

          3.16.2 Schedule 3.16.2 contains a list of all employment and consulting agreements, pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans maintained by Target and its Subsidiaries (the "Employee Plans"). Target has delivered true and complete copies or descriptions of all the Employee Plans to Acquiror and Acquiror's counsel. Each of the Employee Plans, and its operation and administration, is, in all material respects, in compliance with all applicable laws and ordinances, orders, rules and regulations. No employee of Target or any of its Subsidiaries and no person subject to any Target health plan has made medical claims through such health plan during the twelve months preceding the date hereof for more than $100,000 or more in the aggregate for which Target or any Subsidiary is responsible, or has any catastrophic illness.

          3.16.3 No employee of Target or any of its Subsidiaries is in material violation of any term of any employment contract or any other contract or agreement, or any restrictive covenant, relating to the right of any such employee to be employed by Target or to use trade secrets or proprietary information of others, and the employment of any employee of Target does not subject Target to any liability to any third party.

          3.16.4 Except as set forth in Schedule 3.16.4, neither Target nor any of its Subsidiaries is a party to any (a) agreement with any executive officer or other key employee of Target (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Target in the nature of any of the transactions contemplated by this Agreement, (ii) providing any term of employment or compensation guarantee or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

          3.16.5 A list of all employees and officers of Target and their current compensation and benefits as of the date of this Agreement is set forth on Schedule 3.16.5.

          3.16.6 All contributions due from Target or any of its Subsidiaries with respect to any of the Employee Plans and all employee social security contributions have been made or accrued on the Target Financial Statements, and no further contributions will be due or will have accrued thereunder as of the Closing Date, other than contributions accrued in the ordinary course of business after the Balance Sheet Date as a result of operations of Acquiror after the Balance Sheet Date, all of which have been paid.

     3.17 Corporate Documents. Target has provided to Acquiror complete and correct copies of all documents identified in the Schedules to this Agreement including, without limitation, the following: (a) copies of Target's Charter Documents as currently in effect; (b) copies of the Material Agreements, and all amendments thereto; and (c) all permits, orders and consents issued by any regulatory agency with respect to Target, or any securities of Target, and all applications for such permits, orders and consents.

     3.18 No Brokers. Except as disclosed on Schedule 3.18, neither Target nor any of its Subsidiaries is obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement in connection with any transaction provided for herein.

     3.19 Disclosure. This Agreement, its exhibits and schedules, and any of the certificates or documents to be delivered by Target to Acquiror under this Agreement, taken together, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     3.20 Books and Records. The books, records and accounts of Target and its Subsidiaries (a) are in all material respects true and complete, (b) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Target and
(d) accurately and fairly reflect the basis for the Target Financial Statements. Target has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with Finnish GAAP, and (ii) to maintain accountability for assets, and (c) the amount recorded for assets on the books and records of Target is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     3.21 Insurance. Target maintains fire, casualty and liability insurance as listed on Schedule 3.21. All premiums heretofore payable under all such policies and bonds have been paid and Target is otherwise in full compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Target does not know of any threatened termination of, or premium increase with respect to, any of such policies.

     3.22 Environmental, Health, and Safety Matters.

          3.22.1 Each of Target, its Subsidiaries, its predecessors and affiliates has complied and is in compliance with all Environmental, Health, and Safety Requirements. For purposes of this Agreement, "Environmental, Health, and Safety Requirements" shall mean all statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

          3.22.2 Neither Target, its Subsidiaries nor their respective predecessors or affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

          3.22.3 None of the following exists at any property or facility owned or operated by Target: (a) underground storage tanks, (b) asbestos-containing material in any form or condition, (c) materials or equipment containing polychlorinated biphenyls, or (d) landfills, surface impoundments, or disposal areas.

          3.22.4 None of Target, its Subsidiaries, or their respective predecessors or affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to any Environmental, Health, and Safety Requirements.

          3.22.5 Neither Target, its Subsidiaries nor its predecessors or affiliates has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other person or entity relating to Environmental, Health, and Safety Requirements.

          3.22.6 To the best knowledge of Target and the Shareholder, no facts, events or conditions relating to the past or present facilities, properties or operations of each of Target, its Subsidiaries, its and their respective predecessors and affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

     3.23 Product and Service Warranties. Between December 31, 1998 and the date of this Agreement, Target has not experienced any product or service warranty claims materially greater than the same type of claims reflected in the Target Financial Statements for a comparable period in the previous fiscal year ended December 31, 1998. Target's obligations with respect to defects in materials or workmanship is limited to an obligation to repair or replace the product in question.

     3.24 Customers; Backlog; Returns and Complaints. Neither Target nor any of its Subsidiaries has outstanding material disputes concerning its goods and/or services with any customer who, in the year ended December 31, 1998, was one of the twenty largest sources of revenues for Target, based on amounts paid (a "Significant Customer") and Target has no knowledge of any dissatisfaction on the part of any Significant Customer. Target has not received any information from any current Significant Customer that such customer will not continue as a customer of Target after the Closing or that any such customer intends to terminate or materially modify existing contracts or arrangements with Target. Target has not had any of its products returned by a purchaser thereof except for normal warranty returns consistent with past history and those returns that would not result in a reversal of any revenue by Target.

     3.25 Suppliers. Neither Target nor its Subsidiaries have any outstanding material disputes concerning goods or services provided by any supplier who, in the year ended December 31, 1998, was one of the twenty largest suppliers of goods and services to Target, based on amounts paid ("Significant Supplier"). Target has not received any written notice of a termination or interruption of any existing contracts or arrangements with any Significant Suppliers. Target has access, on commercially reasonable terms, to all goods and services reasonably necessary to them to carry on their business as currently conducted and Target has no knowledge of any reason why Target will not continue to have such access on commercially reasonable terms.

     3.26 Inventory. The inventory of Target and its Subsidiaries reflected in the Target Financial Statements (the "Inventory") was valued at cost (determined on a first-in, first-out basis) or market, whichever is lower. The Inventory is in all material respects of good and merchantable quality and is readily usable and salable in the ordinary course of Target's businesses, except for items of obsolete materials and materials of below standard quality, substantially all of which have been written down to realizable market value, or for which adequate reserves have been provided, in the Target Financial Statements. All items included in such Inventory are owned by Target or its Subsidiaries free and clear of all liens and encumbrances, except for inventory sold by Target in the ordinary course of business subsequent to the Balance Sheet Date. All Inventory materially in excess of reasonable estimated requirements for Target based on current operations for the next six months are set forth on Schedule 3.26. For Inventory manufactured to customer specifications effectively rendering the Inventory salable only to that customer, the terms of the sales contracts applicable thereto require the customer to acquire such Inventory (to the extent of the quantity limits specified in such sales contracts) if it is manufactured and delivered in accordance with such sales contracts.

     3.27 Accounts Receivable. The receivables shown on the balance sheet on the Balance Sheet Date arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts provided for in the balance sheet on the Balance Sheet Date. Allowances for doubtful accounts and warranty returns are adequate and have been prepared in accordance with Finnish GAAP consistently applied and in accordance with the past practices of Target. The receivables of Target and its Subsidiaries arising after the Balance Sheet Date and prior to the Closing Date arose or will arise in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less allowances for doubtful accounts and warranty returns determined in accordance with the past practices of Target. To the best knowledge of Target, none of the receivables of Target and its Subsidiaries is subject to any material claim of offset, recoupment, setoff or counter-claim and Target has no knowledge of any specific facts or circumstances (whether asserted or unasserted) that could give rise to any such claim. No material amount of receivables are contingent upon the performance by Target or any Subsidiary of any obligation or contract other than normal warranty repair and replacement. No person has any lien on any of such receivables and no agreement for deduction or discount has been made with respect to any of such receivables. Schedule 3.27 sets forth an aging of accounts receivable of Target in the aggregate and by customer, and indicates the amounts of allowances for doubtful accounts and warranty returns and the amounts of accounts receivable which are subject to asserted warranty claims. Schedule 3.27 sets forth such amounts of accounts receivable which are subject to asserted warranty claims by customers and reasonably detailed information regarding asserted warranty claims made within the last year, including the type and amounts of such claims.

     3.28 Accounting Matters. To the best of Target's knowledge, neither Target, its Subsidiaries nor the Shareholder have taken, or agreed to take, any action that would prevent Acquiror from accounting for the Exchange as a "pooling of interests" under generally accepted accounting principles. Target is autonomous and has never been a subsidiary or division or another corporation or other entity. Except as disclosed in Schedule 3.28, Target has not (i) issued any shares of its capital stock since December 31, 1995, (ii) paid any dividends or effected any other distributions to its shareholders since December 31, 1995,
(iii) reacquired or purchased any Shares of its capital stock from December 31, 1995, (iv) changed any of its equity interests after December 31, 1995 or (v) sold significant assets since December 31, 1995 in contemplation of a merger; and the Shareholder does not have any controlling interest or significant influence in a business similar to Acquiror or which is dependent on employees, assets or other resources of Target.

     3.29 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Target or which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of Target, any acquisition of property by Target or the conduct of business of Target as currently conducted or as currently proposed to be conducted.

     3.30 Shareholder's Representations.

          3.30.1 Information. The Shareholder acknowledges that he has received, read and understands the Acquiror Disclosure Package (as defined in Section
     4.6 of this Agreement).

          3.30.2 Access to Other Information. The Shareholder recognizes that Acquiror has made available to such Shareholder the opportunity to examine such additional documents from Acquiror and to ask questions of, and receive full answers from, Acquiror concerning, among other things, Acquiror, its financial condition, its management, its prior activities and any other information which the Shareholder considers relevant or appropriate in connection with entering into this Agreement. The Shareholder further represents that the oral information provided by Acquiror's management, if any, has been consistent with the information set forth in the Acquiror Disclosure Package.

          3.30.3 Risks of Investment. The Shareholder acknowledges that the Acquiror Ordinary Shares issued in connection with the Exchange (the "Restricted Securities") are unregistered and may not be resold publicly for a period of at least one year under Rule 144 unless the shares are registered with the SEC. The Shareholder accepts and is able to bear the risks of holding such shares indefinitely and the other risks set forth in the Acquiror Disclosure

     Package. The Shareholder, together with his advisors, is capable of assessing the risks of an investment in Acquiror Ordinary Shares and is fully aware of the economic risks thereof.

          3.30.4 Investment Intent. The Shareholder is receiving the Restricted Securities in the Exchange for investment for such Shareholder's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act, other than pursuant to an effective registration statement under the Securities Act.

          3.30.5 Restricted Securities; Registration Rights. The Shareholder acknowledges and understands that the terms of the Exchange have not been reviewed by the SEC or by any state securities authorities, that the Acquiror Ordinary Shares received by the Shareholder pursuant to the Exchange has not been registered under the Securities Act and constitutes "restricted securities" under Rule 144(d) of the Securities Act, and has been issued in reliance on the exemptions for non-public offerings provided by Rule 506 and Section 4(2) of the Securities Act, which exemptions depend upon, among other things, the representations made and information furnished by the Shareholder, including the bona fide nature of the Shareholder's investment intent as expressed above. The Shareholder acknowledges that he has certain rights to register such Restricted Securities as set forth in the Registration Rights Agreement (as defined in Section 8.9) and that they may not be sold or transferred except in accordance with such provisions. The Shareholder further acknowledges and understands that Acquiror is obligated to register the Restricted Securities to be issued to the Shareholder only as provided in the Registration Rights Agreement.

          3.30.6 Legends. The Shareholder also understands and agrees that there will be placed on the certificates evidencing the ownership of the Restricted Securities, the following legends, in addition to any legends required by applicable state laws:


     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED OR TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT (AND CURRENT PROSPECTUS) IS IN EFFECT AS TO THE SECURITIES, OR (2) AN EXEMPTION FROM REGISTRATION IS AVAILABLE, OR (3) THE SECURITIES ARE SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE OR OTHER NATIONAL SECURITIES LAWS. FURTHERMORE, THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED OR TRANSFERRED UNTIL SUCH TIME AS RESULTS COVERING AT LEAST 30 DAYS OF COMBINED OPERATIONS OF THE ISSUER AND TARGET HAVE BEEN PUBLISHED BY THE ISSUER IN A PUBLIC FILING OR ANNOUNCEMENT.

          3.30.7 Stop Transfer Instructions; No Requirement to Transfer. The Shareholder agrees that, in order to ensure compliance with the restrictions referred to herein,

     Acquiror may issue appropriate "stop transfer" instructions to its transfer agent. Acquiror shall not be required (i) to transfer or have transferred on its books any Acquiror Ordinary Shares that has been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Registration Rights Agreement or (ii) to treat as owner of such Acquiror Ordinary Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Acquiror Ordinary Shares shall have been so transferred in violation of any provision of this Agreement or the Registration Rights Agreement. Acquiror agrees that such stop transfer instructions and legends will be promptly removed if the provisions of the Registration Rights Agreement and the Securities Act are complied with.

     3.31 Certain Payments. Since December 31, 1995, neither Target, its Subsidiaries, the Shareholder nor any representative thereof, has offered, paid, promised to pay, or authorized payment of, or given any money, gift or anything of value to (i) any governmental official or employee, (ii) political party or candidate thereof or (iii) any person while knowing that all or a portion of such money or thing of value will be given or offered to any governmental official or employee or political party or candidate thereof; with the purpose of influencing any act or decision of the recipient in his or her official capacity or to induce the recipient to use his or her influence to affect an act or decision of a government official or employee.

     3.32 Bank Accounts. Schedule 3.32 sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which Target or any of its Subsidiaries maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

     3.33 Other Entities' Liabilities. Neither Target nor any of its Subsidiaries has any liabilities, contingent or otherwise with respect to the operations, transactions, liabilities or obligations of any other entity.


                  4. REPRESENTATIONS AND WARRANTIES OF ACQUIROR


     Acquiror hereby represents and warrants, that, except as set forth on the Schedules attached hereto:

     4.1 Organization. Acquiror is duly organized and validly existing under the laws of the jurisdiction of its incorporation, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business in each jurisdiction in which such qualification is required.

     4.2 Power, Authorization and Validity.

          4.2.1 Acquiror has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and the Registration Rights Agreement. The execution, delivery and performance of this Agreement and the Registration Rights Agreement have been duly and validly approved and authorized by all necessary corporate and shareholder action on the part of Acquiror.

          4.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable Acquiror to enter into, and to perform its obligations under, this Agreement and the Registration Rights Agreement, except for such post-closing filings as may be required to comply with federal and state securities laws.

          4.2.3 This Agreement and the Registration Rights Agreement are, or when executed by Acquiror will be, valid and binding obligations of Acquiror enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (b) rules of law governing specific performance, injunctive relief and other equitable remedies and
     (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

     4.3 No Violation of Existing Agreements. Neither the execution and delivery of this Agreement nor the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of (a) any provision of the Articles of Association or Memorandum of Association of Acquiror, as currently in effect, (b) in any material respect, any material agreement, instrument or contract to which Acquiror is a party or by which Acquiror is bound, or (c) except as would not have a Material Adverse Effect on Acquiror, any national, provincial, local or foreign judgment, writ, decree, order, statute, rule or regulation application to Acquiror or its assets or properties.

     4.4 Litigation. Except as set forth in the Acquiror Disclosure Package (as defined in Section 4.6), there is no action, proceeding or investigation pending or, to Acquiror's actual knowledge, threatened against Acquiror before any court or administrative agency that, if determined adversely to Acquiror, may reasonably be expected to have a Material Adverse Effect on Acquiror.

     4.5 Absence of Certain Changes. Since December 31, 1998, there has not been any change in the financial condition, properties, assets, liabilities, business or results of operations of Acquiror, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or can reasonably be expected to have a Material Adverse Effect on Acquiror.

     4.6 Disclosure. Acquiror has made available to Target an investor disclosure package consisting of Acquiror's Annual Report on Form 10-K, as amended, for its fiscal year ended March 31, 1998, all Forms 10-Q and 8-K, as amended, filed by Acquiror with the SEC since March 31, 1998 and up to the date of this Agreement and all proxy materials distributed to Acquiror's shareholders since March 31, 1998 and up to the date of this Agreement (the "Acquiror Disclosure Package"). The documents in the Acquiror Disclosure Package (i) conform, as of the dates of their respective filing with the SEC, in all material respects, to the requirements of the Securities Act and the Exchange Act, and (ii) when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Schedule 4.6, Acquiror has met all reporting requirements under the Exchange Act in a timely fashion and, at the time of their filing with the SEC, all such reports were true and complete and were prepared in accordance with the requirements under the Exchange Act.

                         5. TARGET PRECLOSING COVENANTS


     During the period from the date of this Agreement until the Closing Date, Target (which term, for purposes of this Section 5 shall include each of its Subsidiaries) and the Shareholder covenant and agree with Acquiror as follows:

     5.1 Advice of Changes. Target and the Shareholder will promptly advise Acquiror's Senior Vice-President of Finance and Administration in writing, to the extent of the knowledge of any of Target's officers, (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Target or the Shareholder contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any Material Adverse Effect with respect to Target.

     5.2 Maintenance of Business. The parties hereto understand and acknowledge that it is their intent to work closely together during the period from the date hereof until the Closing Date. If Target or the Shareholder become aware of a material deterioration in the relationship with any material customer, supplier or key employee, Target or the Shareholder will promptly bring such information to the attention of Acquiror in writing and, if requested by Acquiror, will exert all reasonable efforts to restore the relationship.

     5.3 Conduct of Business. Target will continue to conduct its business in the ordinary course consistent with the manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationship with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the foregoing, Target will not enter into any transaction or agreement or take any action out of the ordinary course without the prior written consent of the President or Senior Vice-President of Finance and Administration of Acquiror, including, without limitation:

          (a) borrow any money other than for the purchase of capital equipment and payment of customs fees for such equipment; provided that the aggregate principal amount of such borrowings under this Section 5.3 shall not exceed the aggregate amount of $5,000,000 after the date of this Agreement;

          (b) enter into any transaction, or make any payment or capital expenditure, that is not in the ordinary course of business or that is inconsistent with past practice, or enter into any transaction, or make any payment or commitment, involving an expense of Target or capital expenditure by Target in excess of $100,000;

          (c) encumber or permit to be encumbered any of its assets except in the ordinary course of its business consistent with past practice and to an extent which is not material;

          (d) dispose of any of its assets except in the ordinary course of business consistent with past practice;

          (e) enter into any material lease or contract for the purchase or sale of any property, real or personal, tangible or intangible, except in the ordinary course of business consistent with past practice, or enter into any Material Agreement;

          (f) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

          (g) pay any bonus, royalty, increased salary or special remuneration to any officer, employee or consultant or enter into any new employment or consulting agreement with any such person, or enter into any new agreement or plan of the type described in Section 3.16.2;

          (h) change accounting methods;

          (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock;

          (j) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of business, consistent with past practice, and which are not material in amount or effect;

          (k) lend any amount to any person or entity, other than advances to employee for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount, which travel and expenses shall be documented by receipts for the claimed amounts;

          (l) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business, consistent with past practice which are not material in amount;

          (m) waive or release any material right or claim except in the ordinary course of business, consistent with past practice;

          (n) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, stock appreciation rights or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security;

          (o) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

          (p) except for the Exchange, merge, consolidate or reorganize with, or acquire any entity;

          (q) amend its Charter Documents;

          (r) agree to any audit assessment by any tax authority or file any income or franchise tax return unless copies of such returns have been delivered to Acquiror for its review prior to filing;

          (s) license any of the Target Intellectual Property;

          (t) change any insurance coverage;

          (u) terminate the employment of any management or supervisory personnel;

          (v) agree to do any of the things described in the preceding clauses 5.3(a) through 5.3(u).

     5.4 Regulatory Approvals. Target and the Shareholder will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body which may be reasonably required, or which Acquiror may reasonably request, in connection with the consummation of the transactions provided for in this Agreement, including, without limitation, the Finnish competition filing. Target will use all reasonable efforts to obtain or assist Acquiror in obtaining all such authorizations, approvals and consents.

     5.5 Necessary Consents. Target and the Shareholder will each use their best efforts to obtain such written consents and take such other actions as may be necessary or appropriate, in addition to those set forth in Section 5.4, to facilitate and allow the consummation of the transactions provided for herein and to facilitate and allow Acquiror to carry on Target's business after the Closing.

     5.6 Litigation. Target will notify Acquiror in writing promptly after learning of any action, suit, proceeding or investigation by or before any court, board or governmental agency, initiated by or against Target or threatened against it.

     5.7 No Other Negotiations. From the date hereof until the termination of this Agreement (provided such termination is not in breach of this Agreement) or the consummation of the Exchange, Target and the Shareholder will not, and will not authorize any officer, director, employee or affiliate of Target, or any other person, on its or their behalf, directly or indirectly, to (a) solicit, facilitate, discuss or encourage any offer, inquiry or proposal received from any party other than Acquiror, concerning the possible disposition of all or any substantial portion of Target's business, assets or capital stock by merger, sale or any other means or to otherwise solicit, facilitate, discuss or encourage any such disposition (other than the Exchange), or (b) provide any confidential information to or negotiate with any third party other than Acquiror in connection with any offer, inquiry or proposal concerning any such disposition. Target will immediately notify Acquiror of any such offer, inquiry or proposal.

     5.8 Access to Information. Until the Closing Date, and subject to the terms and conditions hereof relating to the confidentiality and use of confidential and proprietary information, Target will provide Acquiror and its agents with full access to the files, books, records and offices of Target, including, without limitation, any and all information relating to Target's taxes, commitments, contracts, leases, licenses, real, personal and intangible property, and financial condition reasonably necessary for Acquiror to complete its diligence review of Target's products and business. Target will cause its accountants to cooperate with Acquiror and its agents in making available all financial information reasonably requested, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

     5.9 Satisfaction of Conditions Precedent. Target and the Shareholder will use all reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 9, and Target and the Shareholder will use all reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

     5.10 Retention of Employees. Target will use its best efforts to secure for employment after the Closing by Acquiror, the employees listed in Schedule 3.11(i), and Target will promptly notify Acquiror if any of Target's officers becomes aware that any of the employees listed in Schedule 3.11(i) intends to leave its employ.

     5.11 Pooling of Interests Accounting. Target and the Shareholder shall use all reasonable efforts to cause the business combination to be effected by the Exchange to be accounted for as a "pooling of interests." Target and the Shareholder shall use all reasonable efforts to cause Target's affiliates not to take any action that would adversely affect the ability of Acquiror to account for the business combination to be effected by the Exchange as a "pooling of interests." Target has no persons or entities that own any of its shares, or rights to acquire its shares, other than Shareholder.

     5.12 Environment Studies. Target will (a) conduct, and will permit Acquiror and its agents to conduct, such surveys and studies of environmental pollution and contamination, and compliance with Environmental, Health, and Safety Requirements, at the operations of Kyrel EMS France S.A. and at any property owned or used by Kyrel EMS France S.A., as may be requested by Acquiror, including, if requested by Acquiror, surveys and studies regarding the presence of groundwater contamination, soil contamination, asbestos, polychlorinated biphenyls and hazardous substances, (b) use all reasonable efforts to cause written reports summarizing the findings of any environmental or engineering or other firm that has conducted, or is now conducting, any such surveys or studies to be completed and delivered to Acquiror within 20 days after the date hereof, and (c) provide Acquiror and its agents with full access to the properties, records and facilities of Target and Kyrel EMS France S.A. as Acquiror may require in order to complete its diligence review of the compliance of Target's French operations with all Environmental, Health, and Safety Requirements.


                        6. ACQUIROR PRECLOSING COVENANTS


     During the period from the date of this Agreement until the Closing Date, Acquiror covenants to and agrees as follows:

     6.1 Regulatory Approvals. Acquiror will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body which may be reasonably required, or which Target may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Acquiror will use all reasonable efforts to obtain all such authorizations, approvals and consents.

     6.2 Satisfaction of Conditions Precedent. Acquiror will use all reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and Acquiror will use all reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

     6.3 Advice of Changes. Acquiror will promptly advise Target in writing, to the extent of the knowledge of Acquiror's President, Chief Executive Officer or Senior Vice President of Finance and Administration, (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Acquiror contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any material adverse change in Acquiror's financial condition, properties, assets, liabilities, business or results of operations.

     6.4 Litigation. Acquiror will notify Target in writing promptly after learning of any action, suit, proceeding or investigation by or before any court, board or governmental agency, initiated by or against Acquiror or threatened against it.

     6.5 Pooling Accounting. Acquiror shall use all reasonable efforts to cause the business combination to be effected by the Exchange to be accounted for as a "pooling of interests." Acquiror shall use all reasonable efforts to cause its Affiliates not to take any action that would adversely affect the ability of Acquiror to account for the business combination to be effected by the Exchange as a "pooling of interests."

     6.6 Acquiror Affiliates Agreements. To ensure that the Exchange will be accounted for as a "pooling of interests," Acquiror will cause each of its Affiliates to sign and deliver to Acquiror, on or prior to the Closing Date, a written agreement (the "Acquiror Affiliates Agreement"), in the form of Exhibit 6.6.


                               7. CLOSING MATTERS


     7.1 The Closing. Subject to termination of this Agreement as provided in
Section 10 below, the Closing will take place at the offices of Roschier-Holmberg & Waselius in Helsinki, Finland on July 1, 1999, or, if all conditions to closing have not been satisfied or waived by such date, on the third business day after all such conditions have been satisfied or waived (the "Closing Date").

     7.2 Exchanges at the Closing.

          7.2.1 At the Closing, the Shareholder will deliver to Acquiror (a) certificates representing all of the Target Shares owned by such Shareholder, together with such stock powers, assignments or other instruments as may be reasonably required by Acquiror to provide for the transfer of all its Target Shares to Flextronics Finland; and (b) any other documentation required to effectuate the transfer under applicable law.

          7.2.2 Upon receipt of the documents described in Section 7.2.1, Acquiror will deliver to the Shareholder a share certificate or certificates issued in the name of the Shareholder for the number of Acquiror Ordinary Shares determined as provided in Section 2.1.

          7.2.3 Promptly after the Closing, Acquiror will deliver to the Shareholder any cash due in lieu of fractional shares as provided for in
     Section 2.2.

          7.2.4 At the Closing, the Shareholder, Flextronics Finland and Acquiror will each execute a Share Transfer Agreement in the form of
     Exhibit 7.2.4.


                 8. CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDER


     The Shareholder's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by the Shareholder, but only in a writing signed by the Shareholder):

     8.1 Accuracy of Representations and Warranties. The representations and warranties of Acquiror set forth in Section 4 shall be true and accurate in every material respect on and as of the Closing.

     8.2 Covenants. Acquiror shall have performed and complied in all material respects with all of its covenants contained in Section 6 on or before the Closing.

     8.3 Closing Certificate. The Shareholder shall receive a certificate to the effect that the requirements of Sections 8.1 and 8.2 have been satisfied signed by a duly authorized officer of Acquiror.

     8.4 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

     8.5 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Exchange by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable securities laws.

     8.6 No Litigation. No litigation or proceeding shall be pending for the purpose or with the probable effect of enjoining or preventing the consummation of any of the transactions contemplated by this Agreement or which would have a Material Adverse Effect on Acquiror.

     8.7 Documents. The Shareholder shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by their legal counsel to consummate the transactions contemplated hereby.

     8.8 Opinion of Acquiror's Counsel. The Shareholder shall have received from Allen & Gledhill, Singapore counsel to Acquiror, an opinion substantially in the form of Exhibit 8.8.

     8.9 Registration Rights Agreement. Acquiror shall have executed and delivered to the Shareholder a Registration Rights Agreement (the "Rights Agreement") substantially in the form attached as Exhibit 11.5.


                    9. CONDITIONS TO OBLIGATIONS OF ACQUIROR


     The obligations of Acquiror hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Acquiror, but only in a writing signed on behalf of Acquiror by its Chief Executive Officer or Senior Vice President of Finance and Administration):

     9.1 Accuracy of Representations and Warranties. The representations and warranties of the Target and the Shareholder set forth in Section 3 shall be true and accurate in every material respect on and as of the Closing.

     9.2 Covenants. The Shareholder and Target shall have performed and complied in all material respects with all of their covenants contained in Section 5 on or before the Closing.

     9.3 Closing Certificate. Acquiror shall receive a certificate to the effect that the requirements of Sections 9.1 and 9.2 have been satisfied signed by the Shareholder and Target.

     9.4 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions provided for in this Agreement.

     9.5 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Exchange by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to satisfaction of all requirements under applicable Finnish securities laws.

     9.6 Opinion of Shareholder's and Target's Counsel. Acquiror shall have received from Mr. Rauno Ruotsalainen, counsel to Target, an opinion substantially in the form of Exhibit 9.6 including, among other things an opinion on the capitalization of Target.

     9.7 Consents. Acquiror shall have received duly executed copies of all material third-party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or reasonably deemed necessary by Acquiror's legal counsel to provide for the continuation in full force and effect of any and all Material Agreements and any other material contracts and leases of Target and for Acquiror to consummate the transactions contemplated hereby in form and substance reasonably satisfactory to Acquiror.

     9.8 No Litigation. No litigation or proceeding shall be pending which will have the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement. No litigation or proceeding shall be pending which could reasonably be expected to have a Material Adverse Effect on Target.

     9.9 Managing Director's Agreement. Simo Parhankangas shall have executed and delivered to Acquiror a Managing Director's Agreement in the form attached as Exhibit 9.9.

     9.10 Satisfactory Form of Legal and Accounting Matters. The form, scope and substance of all legal and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to Acquiror's counsel.

     9.11 Share Transfer Agreements. Acquiror shall have received share transfer agreements from each shareholder of Kyrel EMS France (other than Roland Gabriel-Robez and Fred Motzkin) in form reasonably acceptable to Acquiror providing for the transfer of any shares of capital stock of Kyrel EMS France to such person as may be designated by Acquiror without the payment of any further compensation to such shareholder.

     9.12 Opinion of Acquiror's Accountant. Acquiror shall have received from
(a) Arthur Anderson, its independent public accountant, an opinion that the Exchange qualifies for pooling of interest accounting under U.S. GAAP and (b) from KPMG LLP, Target's independent public accountant, a "poolability letter", in form reasonably acceptable to Acquiror (and which may be addressed to Target), confirming the absence of circumstances pertaining to Target and the Shareholder that could prevent the Exchange from qualifying for pooling of interests accounting.

     9.13 Environmental Review. Target shall have complied with all of its covenants contained in Section 5.12, and shall have delivered to Acquiror written reports summarizing the findings of Bureau Veritas and any other environmental or engineering or other firm that has conducted, or is conducting, any surveys or studies of the type referred to in Section 5.12, including the study of Bureau Veritas with respect to soil contamination at the facilities of Kyrel France; and Acquiror shall not have reasonably concluded, based on such reports and on any other studies or surveys referred to in (or contemplated by)
Section 5.12, that any conditions exist with respect to the facilities and property of Kyrel France that would both (a) cost in excess of $1,000,000 to correct or remediate or be impractical or impossible to correct or remediate, and (b) prevent or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent or otherwise) pursuant to Environmental, Health, and Safety Requirements.

                          10. TERMINATION OF AGREEMENT


     10.1 Termination. This Agreement may be terminated at any time prior to the
Closing:

          (a) by the mutual written consent of Acquiror and Target;

          (b) by Target, if there has been a breach by Acquiror of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Acquiror, or if any representation of Acquiror will have become untrue, in either case which has or can reasonably be expected to have a Material Adverse Effect on Acquiror and which Acquiror fails to cure within a reasonable time, not to exceed thirty (30) days after written notice thereof (except that no cure period will be provided for a breach by Acquiror which by its nature cannot be cured);

          (c) by Acquiror, if there has been a breach by Target of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Target, or if any representation of Target will have become untrue, in either case which has or can reasonably be expected to have a Material Adverse Effect on Target and which Target fails to cure within a reasonable time not to exceed thirty (30) days after written notice thereof (except that no cure period will be provided for a breach by Target which by its nature cannot be cured); or

          (d) by either party, if (i) the Exchange shall not have been consummated by September 1, 1999 for any reason; provided, however, that the right to terminate this Agreement under this Section 10.1(d)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Exchange to occur on or before such date if such action or failure to act constitutes a breach of this Agreement; or (ii) a permanent injunction or other order by any Finnish or Swedish court which would make illegal or otherwise restrain or prohibit the consummation of the Exchange will have been issued and will have become final and nonappealable.


     Any termination of this Agreement under this Section 10.1 will be effective by the delivery of written notice of the terminating party to the other party hereto.

     10.2 Certain Continuing Obligations. Following any termination of this Agreement pursuant to this Section 10, the parties hereto will continue to perform their respective obligations under Section 13 but will not be required to continue to perform their other covenants under this Agreement.

                            11. CONTINUING COVENANTS

     11.1 Survival of Representations. All representations and warranties of the Shareholder and Target set forth in this Agreement will remain operative and in full force and effect (but only as of the date they were made and as of the Closing Date) after the Closing, regardless of any investigation made or on behalf of the parties to this Agreement; provided, however, that no claim for violations of any representation and warranty (absent fraud or deliberate malfeasance) shall be made unless Acquiror gives written notice thereof to the Shareholder on or prior to the Final Release Date. Acquiror's representations and warranties set forth in this Agreement shall terminate as of the Closing.

     11.2 Shareholder Agreement to Indemnify.

          11.2.1 Indemnification by Shareholder. Subject to the limitations set forth in this Section 11.2, the Shareholder will indemnify and hold harmless Acquiror and its respective officers, directors, agents and employees, and each person, if any, who controls or may control Acquiror (hereinafter in this Section 11.2 referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees (collectively, "Damages") directly or indirectly caused by or arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties or covenants to be performed pre or post-closing given or made by Target or the Shareholder in this Agreement or any document delivered by Target or by the Shareholder as an Exhibit hereto.

          In seeking indemnification for Damages under this Section, the Indemnified Persons shall make no claim for Damages unless and until such Damages aggregate at least $50,000 (including legal fees), in which event such Indemnified Person may make claims for all Damages (including the first $50,000 thereof).

          11.2.2 Aggregate Liability of the Shareholder. The aggregate liability of the Shareholder (absent fraud or deliberate malfeasance) under Section
     11.2.1 shall be limited to the product of (i) ten percent of the aggregate number of Transaction Shares, multiplied by (ii) the Closing Price (including the dollar amount of any Damages for which the number of Hold-Back Shares is reduced pursuant to Section 12.1).

          11.2.3 Survival and Settlement of Claims. Notwithstanding anything to the contrary in this Agreement, if, prior to the expiration of a particular representation or warranty an Indemnified Person makes a claim for indemnification under either this Agreement with respect to a misrepresentation or breach of such representation or warranty, then the Indemnified Person's rights to indemnification under this Section 11.2 for such claim shall survive any expiration of such representation or warranty; provided, however, that the parties hereby agree to use their best efforts to settle all claims for breach of a representation or warranty prior to the Final Release Date.

          11.2.4 Indemnification Procedures. Promptly after the receipt by Acquiror of notice or discovery of any Claim, Acquiror will give the Shareholder written notice of such Claim in accordance with Section 11.2.6. Acquiror may assert a Claim at any time prior to the Final Release Date. Within ten days of delivery of such written notice, the Shareholder may, at his expense, elect to take all necessary steps properly to contest any Claim involving third parties or to prosecute such Claim to conclusion or settlement satisfactory to the Shareholder, using counsel reasonably acceptable to Acquiror. If the Shareholder makes the foregoing election, Acquiror will have the right to participate at its own expense in all proceedings. If the Shareholder does not make such election, Acquiror shall be free to handle the prosecution or defense of any such Claim, will take all necessary steps to contest the Claim involving third parties or to prosecute such Claim to conclusion or settlement satisfactory to Acquiror, and will notify the Shareholder of the progress of any such Claim, will permit the Shareholder, at the sole cost of the Shareholder, to participate in such prosecution or defense and will provide the Shareholder with reasonable access to all relevant information and documentation relating to the Claim and Acquiror's prosecution or defense thereof. In any case, the party not in control of the

     Claim will cooperate with the other party in the conduct of the prosecution or defense of such Claim. Neither party will compromise or settle any such Claim without the written consent of either Acquiror (if the Shareholder defends the Claim) or the Shareholder (if Acquiror defends the Claim), such consent not to be unreasonably withheld.

          11.2.5 Subrogation. In the event that the Shareholder shall be obligated to indemnify any Indemnified Person pursuant to this Agreement, the Shareholder shall, upon payment of such indemnity in full, be subrogated to all rights of such Indemnified Person with respect to the claim to which such indemnification relates.

          11.2.6 Notice of Claim. Each notice of a Claim by Acquiror pursuant to
     Section 11.2 (the "Notice of Claim") will be in writing and will contain the following information to the extent it is reasonably available to
     Acquiror:

          (a) Acquiror's good faith estimate of the reasonably foreseeable maximum amount of the alleged Damages (which amount may be the amount of damages claimed by a third party plaintiff in an action brought against Acquiror or Target based on alleged facts, which if true, would constitute a breach of Target's representations and warranties); and

          (b) A brief description in reasonable detail of the facts, circumstances or events giving rise to the alleged Damages based on Acquiror's good faith belief thereof, including, without limitation, the identity and address of any third-party claimant (to the extent reasonably available to Acquiror) and copies of any formal demand or complaint.

          11.2.7 Resolution of Notice of Claim. Any Notice of Claim received by the Shareholder pursuant to Section 11.2.6 above will be resolved as follows:

          (a) Uncontested Claims. In the event that the Shareholder does not contest a Notice of Claim in writing to the Acquiror and does not pay the amount demanded within 30 calendar days after the Notice of Claim containing a statement of the claimed Damages is delivered pursuant to
     Section 11.2.6 above (or, if earlier, by the Final Release Date), such amount of claimed Damages specified in the Notice of Claim shall be added to the Estimated Claim Amount.

          (b) Contested Claims. In the event that the Shareholder gives written notice contesting all, or a portion of, a Notice of Claim to Acquiror (a "Contested Claim") within the 30-day period provided above (or, if earlier, by the Final Release Date), matters that are subject to third party claims brought against Acquiror or Target in a litigation or arbitration will await the final decision, award or settlement of such litigation or arbitration, while other matters that are not otherwise resolved by the parties shall be resolved by the courts of Sweden as provided in Section
     13.1. Any portion of the Notice of Claim that is not contested will be resolved as set forth above in Section 11.2.7(a).

     11.3 Securities Act Matters. The Shareholder agrees not to sell, transfer or otherwise dispose of any Acquiror Ordinary Shares unless such sale, transfer or disposition is made pursuant to an effective registration statement under the Securities Act or in a transaction that, in the opinion of counsel reasonably acceptable to Acquiror, is exempt from registration thereunder, and the Shareholder understands that the Acquiror Ordinary Shares issued in the

Exchange will bear appropriate legends setting forth the restrictions on transfer contained in this Section 11.3 and in Section 11.4.

     11.4 Shareholder Representations and Covenants Relating to "Pooling of Interests" Accounting.

          11.4.1 The Shareholder has not in contemplation of the Exchange, engaged, and will not, after the Closing, until such time as results covering at least 30 days of combined operations of the Acquiror and Target have been published by Acquiror, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes the combined results of operations, engage, in any sale, exchange, transfer, pledge, disposition of or grant of any option, establish any "short" or put-equivalent position with respect to or the entry into any similar transaction intended to reduce the risk of the Shareholder's ownership of or investment in, any of the following:

          (a) any Acquiror Ordinary Shares which the Shareholder may acquire in connection with the Exchange, or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities;

          (b) any capital stock of Target; or

          (c) any Target Shares or other Target equity securities which the Shareholder purchases or otherwise acquires after the execution of this Agreement.

          11.4.2 As promptly as practicable following the Closing, Acquiror shall publish results covering at least 30 days of combined operations of the Acquiror and Target in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations; provided, however, that Acquiror shall be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Acquiror.

     11.5 Registration of Acquiror Ordinary Shares. Following the Closing, Acquiror shall take such action with respect to the registration for resale the Acquiror Ordinary Shares and Hold-Back Shares received or to be received by the Shareholder pursuant to the Exchange. Such registration shall be made in accordance with the terms and conditions set forth in Exhibit 11.5.

     11.6 Agreement Not to Compete.

          11.6.1 For the three years after the Closing Date (the "Noncompetition Term") the Shareholder shall not, without the written consent of Acquiror, directly or indirectly, individually or as an employee, partner, officer, director or shareholder or in any other capacity whatsoever of or for any person, firm, partnership, company or corporation other than Acquiror or its Subsidiaries (other than as a holder of less than 5% of the outstanding capital stock of a publicly-traded company):

          (a) Own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of or be connected in any manner with any business engaged in printed circuit board design or assembly or electronics contract manufacturing or that is otherwise substantially similar to or competitive with any services or products created, distributed or under development by Acquiror, or any of its Subsidiaries;

          (b) Recruit, attempt to hire, solicit, assist others in recruiting or hiring, or refer to others concerning employment, any person who is or was an employee of Acquiror, or any of its Subsidiaries, or induce or attempt to induce any such employee to terminate his employment with the Acquiror, or any of its Subsidiaries (as the case may be);

          (c) Induce or attempt to induce any person or entity to curtail or cancel any business or contracts that such person or entity had with Acquiror, or any of its Subsidiaries; or

          (d) Contact, solicit or call upon any customer or supplier of Acquiror, or any of its Subsidiaries, on behalf of any other person or entity for the purpose of selling or providing any services or products of the type normally sold or provided by Acquiror, or any of its Subsidiaries.

          11.6.2 The agreements set forth in this Section 11.6 include within their scope all cities, counties, provinces and states of Finland, France and other countries in which Acquiror or any of its Subsidiaries has engaged in manufacturing or sales or otherwise conducted business or selling or licensing efforts at any time during the two years prior to the Closing Date hereof or during the Noncompetition Term. The Shareholder acknowledges that the scope and period of restrictions and the geographical area to which the restriction imposed in this Section 11.6 shall apply are fair and reasonable and are reasonably required for the protection of Acquiror and that Section 11.6.1(a) accurately describes the business to which the restrictions are intended to apply.

          11.6.3 It is the desire and intent of the parties that the provisions of this Section 11.6 shall be enforced to the fullest extent permissible under applicable law. If any particular provision or portion of this
     Section 11.6 shall be adjudicated to be invalid or unenforceable, this
     Section 11.6 shall be deemed amended to revise those provisions or portions to the minimum extent necessary to render them enforceable. Such amendment shall apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication was made.

          11.6.4 The Shareholder acknowledges that any breach of the covenants of Section 11.6 will result in immediate and irreparable injury to Acquiror and, accordingly, consents to the application of injunctive relief and such other equitable remedies for the benefit of Acquiror as may be appropriate in the event such a breach occurs or is threatened. The foregoing remedies shall be in addition to all other legal remedies to which Acquiror may be entitled hereunder, including, without limitation, monetary damages.


                            12. HOLD-BACK ARRANGEMENT


     12.1 Reduction of Hold-Back Shares. Provided the procedures in

Sections 11.2.4, 11.2.6 and 11.2.7 are followed, the Acquiror may elect, in lieu of receiving indemnification in cash pursuant to Section 11 for any Damages, reduce the number of Hold-Back Shares issuable to the Shareholder by a number equal to the quotient of (a) the Estimated Claim Amount divided by (b) the Closing Price (as defined in Section 2.5). In the event that the number of Hold-Back Shares is reduced as a result of any Claim which the Shareholder shall, on the Final Release Date, be disputing pursuant to Section 11.2.7(b). Upon resolution of such dispute the Acquiror will issue to the Shareholder the number of Hold-Back Shares, if any, that the Shareholder would have been entitled to receive had such dispute been resolved prior to the Final Release Date, but which were not issued to the Shareholder on the Final Release Date as a result of the preceding sentence. Subject to Section 11.2.2, the Acquiror shall be entitled to indemnification in cash under Section 11.2 to the extent the amount of Damages exceeds the product of (i) the number of shares by which the Hold-Back Shares have been so reduced multiplied by (ii) the Closing Price.

     12.2 Allotment and Issuance of Shares. Acquiror will allot and issue the Final Release Shares (as defined in Section 2.5) on the Final Release Date to the Shareholder. Acquiror will take such action as may be necessary to cause share certificates to be issued in the name of the Shareholder and deliver such share certificates to the Shareholder within three business days of the Final Release Date. Cash will be paid in lieu of fractions of Acquiror Ordinary Shares as provided in Section 2.2. Within five business days after written request from the Shareholder, Acquiror will submit a certified schedule of the cash amounts payable for fractional shares and will deliver such funds to the Shareholder.


                             13. GENERAL PROVISIONS

     13.1 Governing Law.


THE INTERNAL LAWS OF SWEDEN SHALL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF. TARGET AND THE SHAREHOLDER AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF SWEDEN.

     13.2 Assignment; Binding upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto; provided however that Flextronics Finland shall have the right to assign its rights hereunder, including its right to receive Target Shares, to one or more direct or indirect Subsidiaries of Acquiror. Any purported assignment in violation of this Section shall be void. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     13.3 Severability. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     13.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of both parties reflected hereon as signatories.

     13.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     13.6 Amendment and Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. Any term or provision of this Agreement may be amended, either retroactively or prospectively, only by an agreement in writing signed by Acquiror, Target and the Shareholder.

     13.7 No Waiver. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     13.8 Expenses. Each party will bear its respective expenses and fees of its own accountants, attorneys, investment bankers and other professionals incurred with respect to this Agreement and the transactions contemplated hereby; provided that the Shareholder shall be responsible for the investment banking, legal and accounting fees and expenses incurred by Target. If payment for such fees and expenses of Target is not made by the Shareholder, Acquiror will pay such fees or expenses, in which event Acquiror will be entitled to be reimbursed by the Shareholder for such payment and, if not so reimbursed, Acquiror will be entitled to treat the amount of payment as Damages recoverable under Section 11.2.

     13.9 Attorneys' Fees. Should any arbitration or other suit be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees to be fixed by the court or other trier of fact (including, without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     13.10 Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by registered or certified mail, postage prepaid, and will be deemed given upon delivery, if delivered personally, or three days after deposit in the mails, if mailed, to the following addresses:

                           (i)      If to Acquiror:

                                    Flextronics International, Ltd.
                                    2090 Fortune Drive
                                    San Jose, CA  95131
                                    Telecopy:  (408) 428-1300
                                    Attention:  Senior Vice President, Finance
                                                     and Administration


                                    with a copy to:

                                    Fenwick & West, LLP
                                    Two Palo Alto Square, Suite 800
                                    Palo Alto, CA  94306
                                    Telecopy:  (415) 494-1417
                                    Attention:  David Michaels

                           (ii)     If to Target:
                                    Kyrel EMS Oyj
                                    Jaakonte 1,
                                    39200 Kyroskoski,
                                    Finland
                                    Telecopy:  358-3-371-6177
                                    Attention:  Managing Director

                           (iii)    If to the Shareholder:
                                    Seppo Parhankangas
                                    Laivataival 74,
                                    39200 Kyroskoski,
                                    Finland
                                    Telecopy:  (358-3-371-6458)


                                    with a copy to:

                                    Suomen Yritysnotariaatti Oy,
                                    Pohjanpellontie 18D
                                    00870 Helsinki
                                    Finland
                                    Telecopy:  358-9-351-1377
                                    Attention:  Mr. Rauno Ruotsalainen



or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 13.10.


     13.11 Stamp Duty. The Acquiror shall pay any stamp duty levied on the Exchange under the laws of Finland.

     13.12 Statement of Intentions. It is the intention of Acquiror's management to maintain the operations at Target in a manner that will allow the company to interface with its customers and employees in a similar fashion to how the company currently operates. This intention encompasses a number of actions, as follows:

          (a) the Managing Director of Target is expected to continue to manage the company as before, running both the Finland and French operations, being responsible for all employee management issues and operating decisions, and to be responsible for developing his region, subject to the general direction of the Board of Directors.

          (b) the Managing Director of Target is expected to continue to be responsible for all current customer interfaces, and to call upon additional Acquiror resources as required.

          (c) Acquiror desires to have the Kyrel name eventually be replaced by the Flextronics name to insure that customers recognize all aspects of the company as being unified. However, the Managing Director of Target, in conjunction with the Managing Director of Flextronics International Sweden AB or President of Flextronics International Western Europe, shall determine the time frame and manner in which this is best accomplished.

          (d) Acquiror's management does not intend to move business from Target's factories to existing Flextronics factories, without the agreement of the Managing Director of Flextronics International Sweden AB or President of Flextronics International Western Europe and the Managing Director of Target, and as consistent with the needs of the customers.

     13.13 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole. The use of the expression "$" in Sections 3, 5.3, and 11 refers to U.S. dollars and should the need arise to express such amounts in other currencies the exchange rate used shall be the prevailing exchange rate as of the date of such conversion. All United States dollar amounts set forth in
Section 3 of this Agreement shall be deemed to include the Finnish equivalent for purposes of this Agreement.

     13.14 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

     13.15 Further Assurances. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     13.16 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     13.17 Public Announcement. Upon execution of this Agreement, Acquiror and Target will issue a press release approved by both parties announcing the Exchange. Thereafter, Acquiror may issue such press releases, and make such other disclosures regarding the Exchange, as it reasonably and in good faith determines are required under applicable securities laws or regulatory rules.

     13.18 Confidentiality. The Shareholder, Target and Acquiror each recognize that they have received and will receive confidential information concerning the other during the course of the Exchange negotiations and preparations. Accordingly, Acquiror, the Shareholder and Target each agrees (a) to use its respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Exchange and related transactions. The obligations of this Section will not apply to information that (i) is or becomes part of the public domain, (ii) is disclosed by the disclosing party to third parties without restrictions on disclosure, (iii) is received by the receiving party from a third party without breach of a nondisclosure obligation to the other party or
(iv) is required to be disclosed by law. If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party.

     13.19 Entire Agreement. This Agreement and the exhibits, schedules and appendices hereto constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof, subject to provisions of law applicable to this Agreement and the transactions provided for herein, and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.



                  [Rest of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


FLEXTRONICS INTERNATIONAL LTD.             KYREL EMS OYJ

By:  ___________________________           By:  ___________________________
Name: __________________________           Name: __________________________
Title: _________________________           Title: _________________________


FLEXTRONICS HOLDING FINLAND OY

By:  ___________________________
Name: __________________________
Title: _________________________


SHAREHOLDER:


_______________________________________
Seppo Parhankangas


                     [SIGNATURE PAGE TO EXCHANGE AGREEMENT]

                               List of Attachments


Exhibit 6.6              Acquiror Affiliates Agreement

Exhibit 7.2.4            Share Transfer Agreement

Exhibit 8.8              Form of Opinion of Acquiror's Counsel

Exhibit 9.6              Form of Opinions of Shareholder's and Target's Counsel

Exhibit 9.9              Managing Director's Agreement

Exhibit 11.5             Registration Rights Agreement

Disclosure Schedules

                                   EXHIBIT 6.6

                          Acquiror Affiliates Agreement

TO:      Flextronics International Ltd.
         2090 Fortune Drive
         San Jose, California 95151

                         FLEXTRONICS INTERNATIONAL LTD.
                              AFFILIATES AGREEMENT


     This Affiliates Agreement (this "Agreement") is being delivered in connection with the Exchange Agreement dated as of June 11, 1999 (the "Exchange Agreement") among Flextronics International Ltd., a company organized under the laws of Singapore ("Flextronics"), Flextronics Holding Finland Oy, an indirect wholly-owned subsidiary of Flextronics ("Flextronics Finland"), Kyrel EMS Oyj ("Kyrel"), and the shareholder of Kyrel. The Exchange Agreement provides that Flextronics Finland will acquire all of the outstanding capital stock of Kyrel in exchange for Flextronics Ordinary Shares (the "Exchange"). Unless otherwise defined herein, the capitalized terms in this Agreement have the meanings given to them in the Exchange Agreement.

     The undersigned understands that, since the Exchange is expected to be accounted for using the "pooling-of-interests" method of financial accounting and the undersigned may be an "affiliate" of Flextronics (within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended), the Flextronics Securities (as defined below) which the undersigned owns may be disposed of only in conformity with the limitations described herein. The undersigned has been informed that the treatment of the Exchange as a pooling-of-interests for financial accounting purposes is dependent upon the accuracy of certain of the representations and warranties and the compliance with certain of the agreements set forth herein. The undersigned further understands that the representations, warranties and agreements set forth herein will be relied upon by Flextronics and its counsel and accounting firm.

     1. Representations, Warranties and Covenants of the Undersigned. The undersigned represents, warrants and agrees with Flextronics as follows:

     (a) Authority; Affiliate Status. The undersigned has full power and authority to enter into, execute, deliver and perform the undersigned's obligations under this Agreement, to make the representations, warranties and covenants herein contained and to perform the undersigned's obligations hereunder. The undersigned further understands and agrees that the undersigned may be deemed to be an "affiliate" of Flextronics within the meaning of Rule 405.

     (b) Flextronics Securities Owned. Attachment 1 hereto sets forth all Flextronics Ordinary Shares and any other securities of Flextronics owned by the undersigned as of the Effective Time, including all securities of Flextronics as to which the undersigned has sole or shared voting or investment power, and all rights, options and warrants to acquire Flextronics Ordinary Shares or other securities of Flextronics (such Flextronics Ordinary Shares, other securities of Flextronics and rights, options and warrants to acquire Flextronics Ordinary Shares and other securities of Flextronics are hereinafter collectively referred to as the "Flextronics Securities").

     (c) Transfer Restrictions on Flextronics Securities. The undersigned will not sell, transfer or otherwise dispose of any of the Flextronics Securities or offer or agree to sell, transfer or otherwise dispose of, or in any other way reduce the undersigned's risk of ownership or investment in, any of such Flextronics Securities: (i) in the 30-day period immediately preceding the Closing of the Exchange; or (ii) after the Closing of the Exchange until Flextronics shall have publicly released a report including the combined financial results of Flextronics and Kyrel for a period of at least 30 days of post- Exchange combined operations of Flextronics and Kyrel.

     2. Stop-Transfer Instructions. The undersigned also understands that stop-transfer instructions will be given to Flextronics' transfer agent with respect to certificates evidencing the Flextronics Securities. Such stop-transfer instructions will be promptly rescinded upon the publication of the financial report referred to in Section l(c)(ii) above.

     3. Binding Agreement. This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of the undersigned and any pledgee holding Flextronics Securities as collateral.

     4. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.



Dated: _____________, 1999                           Very truly yours,



                                                     By: _______________________



Agreed to and accepted:

FLEXTRONICS INTERNATIONAL LTD.



By:      ________________________________________
         Robert R.B. Dykes
         Senior Vice President of Finance and

         Administration and Chief Financial Officer

       Attachment 1 to Flextronics International Ltd. Affiliates Agreement

                             Flextronics Securities



Number of Flextronics Ordinary Shares
beneficially owned by the undersigned:                        __________________



Number of Flextronics Ordinary Shares
subject to options beneficially
owned by the undersigned:                                     __________________

                                  EXHIBIT 7.2.4

                            Share Transfer Agreement

                            SHARE TRANSFER AGREEMENT



Seller:                      Mr. Seppo Parhankangas (soc. sec.       -       )

Purchaser:                Flextronics Holding Finland Oy

Object of Purchase:       100 % of the shares in Kyrel EMS Oyj, reg.no. 359.337.
                          Shares Nos [    -    ] (the "Shares")

Purchase Price:           [-value of exchange shares at Closing-]

Terms of Payment:         The payment of the Purchase Price [         ] ([ ])
                          for the Shares is acknowledged by the signing of this Agreement.

Transfer of Title: Full and unrestricted title to the Shares shall pass to the Purchaser against payment of the Purchase Price. Share certificates corresponding to the Shares have duly been transported to the Purchaser and is acknowledged by the signing of this Agreement.


Payment of Transfer Tax:  The transfer tax relating to the transfer hereunder shall be paid by the Purchaser.

Other Terms:              In accordance with the Exchange Agreement, dated
                          June 11, 1999 between the Seller and the Purchaser.



                          Helsinki, [                  ], 1999



FLEXTRONICS HOLDING FINLAND OY                          SEPPO PARHANKANGAS


---------------------------                          ---------------------------

                                   EXHIBIT 8.8

                      Form of Opinion of Acquiror's Counsel

                     [On the letterhead of Allen & Gledhill]

     Dear Sirs:

     1. We have been asked to render this opinion in connection with an Exchange Agreement dated June 11, 1999 (the "Agreement") made between (1) Flextronics International Ltd. (the "Company"), (2) Flextronics Holding Finland Oy, and (3) Seppo Parhankangas (the "Shareholder") relating to the acquisition by the Company of all of the issued and outstanding capital stock of Kyrel EMS Oyj from the Shareholder, in consideration for which the Company will allot and issue ordinary shares of S$0.01 each in the capital of the Company, credited as fully paid, to the Shareholder, in accordance with the terms and conditions set forth in the Agreement (the "Flextronics Ordinary Shares"). This opinion is being rendered to you pursuant to Section 8.8 of the Agreement. Terms defined and references construed in the Agreement have the same meaning and construction in this opinion.

     2. For the purpose of rendering this opinion, we have examined:

          (i) a copy of the executed Agreement together with the exhibits and schedules thereto as provided to us on [________________], 1999;

          (ii) a copy of the executed Registration Rights Agreement dated June 11, 1999 (the "Registration Rights Agreement") made between (1) the Company and (2) the Shareholder, relating to the Flextronics Ordinary Shares as provided to us on [________________], 1999;

         (iii) in relation to the Company, a copy of each of its Memorandum and Articles of Association, its Certificate of Incorporation of Private Company, its Certificate of Incorporation on Conversion to a Public Company and its Certificate of Incorporation on Change of Name of Company;

          (iv) copies or faxed copies of all resolutions of the Board of Directors of the Company and of the shareholders of the Company passed since the date of incorporation of the Company up to [________________], 1999 relating to the authorization for the issue of and the allotment and issue of the ordinary shares in the capital of the Company (the "Company's Resolutions");

          (v) faxed copies of the resolutions of the Board of Directors of the Company passed on [__________________], 1999, and
               [__________________], 1999 (the "Company's Board Resolutions");
               and

          (vi) such other documents as we have considered necessary or desirable to examine in order that we may give this opinion.

     3.   We have assumed:

          (i) that each of the Agreement and the Registration Rights Agreement (together, the "Exchange Agreements") is within the capacity and powers of, and has been validly authorized by, each party thereto (other than the Company) and has been validly executed and delivered by the Senior Vice President - Finance and Administration of the Company on behalf of the Company and by or on behalf of each such other party thereto:

          (ii) the genuineness of all signatures on all documents and the completeness, and the conformity to original documents, of all copy or other specimen documents submitted to us;

         (iii) the correctness of all facts stated in the Exchange Agreements;

          (iv) that the copies of the Company's Memorandum and Articles of Association, Certificate of Incorporation of Private Company, Certificate of Incorporation on Conversion to a Public Company and Certificate of Incorporation on Change of Name of Company submitted to us for examination are true, complete and up-to-date copies;

          (v) that copies of the Company's Resolutions and the Company's Board Resolutions submitted to us for examination are true, complete and up-to-date copies and that the Company's Resolutions and the Company's Board Resolutions have not been rescinded or modified and they remain in full force and effect and that no other resolution or other action has been taken which could affect the validity of the Company's Resolutions and the Company's Board Resolutions;

          (vi) that the information disclosed by the search made on [__________________], 1999 at the Registry of Companies in Singapore against the Company is true and complete and that such information has not since then been materially altered and that such search did not fail to disclose any material information which had been delivered for filing but did not appear on the public file at the time of the search;

         (vii) that the information disclosed by the search made on [__________________], 1999 of the Cause Book kept at the Supreme Court of Singapore against the Company is true and complete and that such information has not since then been materially altered and that such search did not fail to disclose any material information which had been delivered for filing but was not disclosed at the time of the search;

        (viii) that each of the Exchange Agreements constitutes legal, valid, binding and enforceable obligations of the parties thereto for all purposes under the laws of the jurisdiction by which each such Exchange Agreement is expressed to be governed;

          (ix) that there are no provisions of the laws of any jurisdiction other than Singapore which would be contravened by the execution or delivery of any of the Exchange Agreements and that, in so far as any obligation expressed to be incurred or performed under any of the Exchange Agreements falls to be performed in or is otherwise subject to the laws of any jurisdiction other than Singapore, its performance will not be illegal by virtue of the laws of that jurisdiction;

          (x) that the choice of the internal laws of Sweden as the governing law of the Exchange Agreements has been made in good faith and will be regarded as a valid and binding selection which will be upheld in courts in Sweden, as a matter of the laws of Sweden, and all other relevant laws except the laws of Singapore;

          (xi) that all consents, approvals, authorizations, licenses, exemptions, or orders required from any governmental or other regulatory authorities outside Singapore and all other requirements outside Singapore for the legality, validity and enforceability of the Exchange Agreements have been duly obtained or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied;

         (xii) that the number of Flextronics Ordinary Shares which are to be issued and delivered by the Company to the Shareholder on the Closing Date (as defined in the Agreement) (less the Hold-Back Shares (as defined in the Agreement)) will be determined in accordance with the Agreement, and that such Flextronics Ordinary Shares (less the Hold-Back Shares (as defined in the Agreement)) will be issued and delivered in accordance with the terms of the Agreement; and

        (xiii) that the total issued and paid-up share capital of the Company consequent upon the issue by the Company of the Flextronics Ordinary Shares on the Closing Date (as defined in the Agreement) will not exceed the authorized share capital of the Company as at the Closing Date (as defined in the Agreement).


     4. A search made on [__________________], 1999 at the Registry of Companies and at the Supreme Court of Singapore revealed no order or resolution for the winding-up of the Company and no notice of appointment of a receiver or judicial manager for the Company. It should noted that such a search is not capable of revealing whether or not a winding-up petition has been presented. Notice of a winding-up order made or resolution passed or a receiver or judicial manager appointed may not be filed with the Registry of Companies immediately. A search made on [__________________], 1999 at the Supreme Court of Singapore revealed no petition for the winding-up of the Company or for the appointment of a judicial manager for the Company. However, it should be noted that information may not be entered into the index books of the Registries immediately.

     5. Based upon and subject to the foregoing, and subject to the qualifications set forth below and any matters not disclosed to us, we are of the opinion that:

          (i)  the Company has been duly incorporated and is validly existing in

               Singapore as a public company under the Companies Act, Chapter
               50;

          (ii) the Company has the necessary corporate power and authority under the laws of Singapore to own its own properties;

         (iii) the Company has taken all necessary corporate action required under its Memorandum and Articles of Association and under the laws of Singapore to authorize the execution and performance by it of the Exchange Agreements, and the [Senior Vice President - Finance and Administration] of the Company is duly authorized to execute and deliver the Exchange Agreements for and on behalf of the Company;

          (iv) the Exchange Agreements constitute binding and enforceable obligations of the Company under the laws of Singapore (except that enforceability may be limited as set out in paragraph 7, below and except as to those provisions relating to indemnity or contribution for liabilities arising under the United States Securities Act of 1933, as amended, as to which we express no opinion);

          (v) the execution and performance of the Exchange Agreements by the Company do not violate its Memorandum and Articles of Association or any decree, statute or governmental rule applicable in Singapore; and

          (vi) the Flextronics Ordinary Shares to be allotted and issued on the Closing Date (as defined in the Agreement) (less the Hold-Back Shares (as defined in the Agreement)) to the Shareholder have been duly authorized, and when the share certificates in respect of such Flextronics Ordinary Shares are issued by Boston Equiserve L.P., the Transfer Agent of the Company, in accordance with the Articles of Association of the Company and the terms of the Agreement on the Closing Date (as defined in the Agreement), will be validly issued and credited as fully paid.

     6. This opinion only relates to the laws of general application of Singapore as at the date hereof and as currently applied by the Singapore courts, and is given on the basis that it will be governed by and construed in accordance with the laws of Singapore. We have made no investigation of, and do not express or imply any views on, the laws of any country other than Singapore. In respect of the Exchange Agreements, we have assumed due compliance with all matters concerning Swedish laws, United States federal, California laws and the laws of all other relevant jurisdictions other than Singapore. As to matters of fact material to this opinion we have relied on the statements of responsible officers of the Company and Boston Equiserve L.P., the Transfer Agent of the Company.

     7. The qualifications to which this opinion is subject are as follows:

          (i) enforcement of the obligations of the Company under any of the Exchange Agreements may be affected by prescription or lapse of time, bankruptcy, insolvency, liquidation, reorganization, reconstruction or similar laws generally affecting creditors' rights;

          (ii) the power of the Singapore courts to grant equitable remedies such as injunction and specific performance is discretionary and accordingly a Singapore court might make an award of damages where an equitable remedy is sought;

         (iii) where under any of the Exchange Agreements, any person is vested with a discretion or may determine a matter in its opinion, Singapore law may require that such discretion is exercised reasonably or that such opinion is based upon reasonable grounds;

          (iv) by virtue of the Limitation Act, Chapter 163 of Singapore, failure to exercise a right of action for more than six years will operate as a bar to the exercise of such right and failure to exercise such a right for a lesser period may result in such right being waived;

          (v) a Singapore court may stay proceedings if concurrent proceedings are brought elsewhere;

          (vi) where obligations are to be performed in a jurisdiction outside Singapore, they may not be enforceable in Singapore to the extent that performance would be illegal or contrary to public policy under the laws of that jurisdiction;

         (vii) provisions in any of the Exchange Agreements as to severability may not be binding under the laws of Singapore and the question of whether or not provisions which are illegal, invalid or unenforceable may be severed from other provisions in order to save such other provisions depends on the nature of the illegality, invalidity or unenforceability in question and would be determined by a Singapore court at its discretion; and

        (viii) a Singapore court may refuse to give effect to clauses in any of the Exchange Agreements in respect of the costs of unsuccessful litigation brought before a Singapore court or where the court has itself made an order for costs.

     8. Our opinion is addressed solely to yourselves and is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Exchange Agreements or otherwise including, but without limitation, any other document signed in connection therewith. Further, our opinion is not to be transmitted to, nor is it to be relied upon by, any other person or quoted or referred to in any public document or filed with any governmental authority or agency without our prior written consent.


                                            Yours faithfully,

                                   EXHIBIT 9.6

              Form of Opinion of Shareholder's and Target's Counsel

[OPINION OF COUNSEL TO TARGET AND THE SHAREHOLDER]



Gentlemen,

We have acted as Finnish counsel for the purpose of rendering an opinion in connection with the Exchange Agreement dated June 11, 1999 ("the Agreement") among Kyrel EMS Oyj (the "Target"), Seppo Parhankangas (the "Shareholder"), Flextronics Holding Finland Oy and Flextronics International Ltd. (the "Acquiror").


All capitalized terms used herein which are defined in the Agreement shall, whenever used herein, have the meanings set forth in the Agreement.


In connection herewith, we have examined the laws of Finland and examined and relied upon the following documents:

(1)  An executed copy of the Agreement dated June 11, 1999;

(2)  Flextronics International Affiliates Agreement dated ________,1999;

(3)  Registration Rights Agreement dated June 11, 1999;

(4)  Disclosure Schedule of the Agreement.


In addition, we have reviewed such other documents and matters as we have considered necessary for purposes of this opinion.


This opinion is subject to the following qualifications


A. We are admitted to the Bar of Finland and our opinion is limited to the law of Finland.

B. We have assumed (i) the genuineness of all signatures and seals (if any) appearing on each such document (other than signatures of the Shareholder and officers of Target), (ii) the genuineness of each original document inspected by us, (iii) that all documents have been duly authorized by all parties thereto other than the Target and the Shareholder, and (iv) that all documents are binding on and enforceable against all parties thereto other than the Target and the Shareholder.

C. We have assumed the due organization and valid existence of each of the parties to the Agreement other than the Target.

D. Where any party to the Agreement is vested with discretion or may determine a matter in its opinion, Finnish law may require that such discretion be exercised reasonably or that such opinion be based on reasonable grounds and that such party does not act arbitrarily or that the exercise of any rights is adequate under the then prevailing circumstances.

F. Our opinion as regards the validity under Finnish law of the obligations of the Shareholder under the Agreement is subject to (i) all limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganization or similar laws generally affecting the rights of creditors and (ii) the application, whether in law or in equity, of equitable principles as well as the application of concepts of reasonableness, good faith and fair dealing in the exercise of rights and remedies and in the performance of obligations by the parties thereunder.

Based upon and subject to the foregoing and the qualifications hereinafter set forth, we are of the opinion that

1. Target has been duly organized and is validly existing under the laws of Finland, has the corporate power and authority under such laws to own or lease, as the case may be, and operate its properties and to carry on its business. Each Subsidiary identified in the Agreement is wholly-owned by Target, and to the best of our knowledge after reasonable inquiries Target does not have any other Subsidiaries.

2. Other than the Shareholder, no other person owns or has the right to own any equity interest in Target. As of the date hereof, the authorized and issued capital of the Target is as set forth in Section 3.4 of the Agreement. All outstanding shares of capital stock have been validly issued and are fully paid and non-assessable, and are owned by the Shareholder. Except as disclosed in the Disclosure Schedule to the Agreement, there are no options, warrants, conversion privileges or other rights or agreements outstanding to purchase any Target's authorized but unissued capital stock or any securities convertible into or exchangeable for capital stock of Target or obligating Target to grant, extend, or enter into any such option, warrant, conversion privilege or other right, and there is no liability for dividends accrued but unpaid.

3. The Shareholder and Target each have the right, power and authority to enter into and perform their obligations under the Agreement. The execution of the Agreement and the consummation of the transactions contemplated by the Agreement have been duly and validly approved and authorized by all necessary corporate and shareholder action on the part of Target.

4. Neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated by the Agreement will conflict with or (with or without notice or lapse of time or both), result in a termination, breach, impairment or violation of any provision of the Charter Documents of Target, as currently in effect, or an order, statute, rule or regulation applicable to Target. Except as disclosed in the Disclosure Schedule, the consummation of the Exchange will not require the consent of any third party.

5. To the best of our knowledge after reasonable inquiries there is no action, proceeding, claim or investigation, pending against Target before any court or administrative agency in Finland that if determined adversely to Target may reasonably be expected to have a material adverse effect on the present or future operations or financial condition of Target.

6. The Shareholder holds valid title to the shares of Target capital stock being exchanged under the Agreement by the Shareholder and to the best of our knowledge said shares are free and clear of any liens, security interests, restrictions, options and encumbrances. Upon delivery by Acquiror to the Shareholder of Acquiror Ordinary Shares in the amount provided in Section 2.1 of the Agreement, Acquiror shall hold good and valid title to all of the outstanding shares of capital stock of Target.

7.   Finnish courts will enforce the choice of Swedish law set forth in Section
     13.1 of the Agreement, the agreement to arbitrate set forth in Section
     13.19 of the Agreement and the determinations of any arbitration pursuant to Section 13.19.

This opinion is specific to the transaction and the documents referred to herein, the documents examined by us and the law at the date hereof Therefore, this opinion may not be quoted or relied upon by, nor may copies be delivered to, persons other than the addressees hereof and should not be assumed to state general principle of law applicable to transactions of this kind.


Very truly yours,


Suomen Yritysnotariaatti Oy
Rauno Ruotsalainen

                                   EXHIBIT 9.9

                          MANAGING DIRECTOR'S AGREEMENT

                          MANAGING DIRECTOR'S AGREEMENT


This Agreement has been made on the date set out below.

BETWEEN

Kyrel EMS Oyj Org. no. 359 337, hereafter "the Company", whose address is Jaakontie 1, 39200 Kyroskoski, Finland

AND

Simo Parhankangas, social security no. 270965-067L, whose address is Kivimaentie 12, 39200 Kyroskoski, Finland


1.   Form of employment and position

1.1  The employee is hereby employed as Managing Director in the Company.

1.2 The parties agree that the position entails duties and conditions of employment such that the employee shall be deemed to occupy a Managing Director's position.


2.   Work duties

     As Managing Director, the employee shall manage the Company's operations pursuant to the provisions of the Companies Act and according to the guidelines and instructions provided by the Board of Directors.


3.   Work hours and vacation

     The employee shall devote all of his work time to his post pursuant to this Agreement.

     Vacation shall consist of four weeks plus one week vacation days per year.


4.   Work outside the Flextronics Group

     The employee may not hold another employment or be engaged in another business without the express approval of the Chairman of the Board of Directors of the Company.

5.   Salary et cetera

5.1 Cash salary at the salary level applicable for 1999 shall be 720. 000 FIM per year, payable in twelve payments in arrears. In addition the employee is entitled to holiday pay and a 1/2 months salary as holiday return pay. A review of salary and benefits shall normally be made April 1 each year, with the first review by April 1, 2000.

5.2  No salary for overtime work shall be payable.


6.   Bonus

6.1 Bonus shall be made pursuant to the scheme annually established by the Board of Directors. For the years 1999 and 2000, such remuneration shall be paid to the employee on a quarterly basis according to a scheme which will be decided from time to time, but in no case shall the remuneration annually exceed 25 per cent of the annual salary.

6.2  Bonus payments shall be attested to by the Board's chairman.

6.3 The employee is entitled to participate in the Stock Option Program of the Flextronics Group. The terms of this program should be settled in a separate agreement.


7.   Pension and sickness benefits, et cetera.

7.1 The Company shall, in favour of the employee, subscribe for compulsory insurance, including pension.

7.2 The Company shall also contract and bear the cost of a medical expenses insurance in favour of the employee.


8.   Business trips and car supplied by the Employer

8.1 In connection with business trips, the employee shall receive compensation according to the Company's travel and subsistence allowance rules. In connection with such trips, the employee shall comply with the provisions on travel and accommodation expenditures contained in those rules.

8.2 For business trips and private trips, the employee shall enjoy free of charge a car in a price class of FIM 250.000 - 300.000. The car may also be used by family members.

9.   Telephone, telefax etc

     The Company shall supply during the period of employment a mobile telephone, personal computer as well as a telephone and telefax in the home of the employee. All costs for such equipment shall be borne by the Company.


10.  Period of Agreement and notice of termination

10.1 This agreement shall apply as of closing and indefinitely thereafter. The agreement may be terminated upon observance of a period of notice of termination of twelve (12) months by the Company and six (6) months by the employee.

10.2 Upon termination, the Company is entitled to remove the employee from the conduct of the Company's affairs during the period of notice or part thereof. In such a case, the employee is entitled to assume other employment or to conduct his own business with no other restriction than that which appears in the provision on non-competition and non-solicitation in Article 13 of this Agreement. The remaining sum of salary for the remaining period of notice is paid to the employee immediately at the time of removal of conduct of the Company's affairs.

10.3 If the employee is removed from his conduct of the Company's affairs, then all property which the employee uses in connection with the employment shall be returned to the Company within thirty (30) days, however in no case later than the Date of the employment's termination.


11.  Summary dismissal

     The Company is entitled to summarily dismiss the employee, effective immediately, if the employee has grossly neglected his statutory or contractual obligations. In the event of such summary dismissal, the employee forfeits any right to salary and other employment benefits during period of notice, if any.


12.  Secrecy

12.1 The employee agrees without any limitation in time not to disclose to third parties confidential information concerning the Company and its business activities.

12.2 "Confidential information", as used in this provision, means any information - technical, commercial or of any other nature - regardless of whether or not the information is documented, with the exception of information which is or becomes generally known or which has come or comes to general knowledge other than through the employee's breach of this provision.


13.  Non-competition and Non-solicitation

13.1 The employee agrees that during the period of employment and for a period of three (3) years after termination of the employment, not to, either directly or indirectly, conduct or in any manner further activities which compete with the business activities of the Company. This undertaking includes not to conduct solicitation among the employees of the company or customers.


14.  Amendments

     Only those amendments and additions to this Agreement that are made in writing and signed by the parties are valid.


15.  Integration

     The Agreement and its appendices constitute the parties' complete regulation of all questions which the agreement concerns. All written or oral undertakings or understandings which have preceded the agreement are superseded by the contents of this Agreement and its appendices.


16.  Arbitration

16.1 Any dispute, controversy or claim arising out of or in connection with this contract, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the Rules of the Arbitration Institute of the Helsinki Chamber of Commerce. The arbitration board shall consist of one arbitrator appointed by the Institute.

16.2 The arbitration proceedings shall be conducted in the English language and take place in Helsinki.


16.3 This Agreement shall be governed by Finnish law.

                       -----------------------------------


This agreement has been executed in two copies of which the parties have taken one each.

Kyroskoski, June 11, 1999


-----------------------                              ---------------------
Ronny Nilsson                                        Simo Parhankangas

                                  EXHIBIT 11.5

                          Registration Rights Agreement

                          REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (this "Agreement") is made and entered into as of June 11, 1999 by and between Flextronics International Ltd., a Singapore company ("Flextronics") and Seppo Parhankangas (the "Holder").


                                    RECITALS


     A. This Agreement is entered into pursuant to that certain Exchange Agreement dated as of June 8, 1999 (the "Exchange Agreement") by and among Flextronics, Flextronics Holding Finland Oy, an indirect wholly-owned subsidiary of Flextronics ("Flextronics Finland"), Kyrel EMS Oyj ("Kyrel"), and the Holder.

     B. As an inducement for the Holder to enter into the Exchange Agreement, Flextronics desires to grant the registration rights to the Holder as contained herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. Definitions and References.

     Unless otherwise defined herein, the capitalized terms in this Agreement have the same meanings given to them in the Exchange Agreement. For purposes of this Agreement, in addition to the definitions set forth elsewhere herein, the following terms shall have the following respective meanings:

     "Affiliate" of the Holder shall mean a person who controls, is controlled by or is under common control with the Holder or, the spouse or children (or a trust exclusively for the benefit of a spouse and/or children) of the Holder.

     "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the Securities Act of 1933, as amended (the "1933 Act") and the declaration or ordering of effectiveness of such Registration Statement or document by the United States Securities and Exchange Commission (the "SEC").

     "Registrable Stock" shall mean (a) the Flextronics Ordinary Shares issued to the Holder pursuant to the Exchange Agreement; and (b) any Ordinary Shares issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Flextronics Ordinary Shares. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock when (x) a Registration Statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective Registration Statement, or
(y) such Registrable Stock is sold by a person in a transaction in which the rights under the provisions of this Agreement are not assigned.

     2. "Shelf" Registration. As soon as practicable following the Closing, but in no event later than the date forty-five (45) days following the Closing, Flextronics shall file with the

SEC a "shelf" registration statement for the public resale by the Holder of the Registrable Stock on a continuous or delayed basis pursuant to Rule 415(a)(1) under the 1933 Act (the "Registration Statement"). Flextronics shall use all reasonable efforts to cause the Registration Statement to be declared effective under the 1933 Act as promptly as possible after the filing thereof, and shall use all reasonable efforts to keep the Registration Statement continuously effective under the 1933 Act until the earlier of (a) the date which is two (2) years after the date hereof, (b) such date, at least one year after the date hereof, on which the Registrable Stock represents less than one percent (1%) of the Flextronics' outstanding Ordinary Shares or (c) the date when all Registrable Shares covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the 1933 Act (or any similar provision then in force) as determined by counsel to Flextronics pursuant to a written opinion letter to such effect, addressed and acceptable to Flextronics' transfer agent.

     3. Obligations of Flextronics. Flextronics shall:

          (a) use all reasonable efforts to cause the Registration Statement to become effective as soon as practicable after the filing thereof, and remain effective for the period set forth in Section 2 hereof;

          (b) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Stock covered by the Registration Statement;

          (c) furnish to the Holder such numbers of copies of the Registration Statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto in conformity with the requirements of the 1933 Act) and such other documents and information as they may reasonably request;

          (d) use all reasonable efforts to register or qualify the Registrable Stock covered by the Registration Statement under the securities or blue sky laws of such jurisdiction within the United States and Puerto Rico as shall be reasonably requested by the Holder for the distribution of the Registrable Stock covered by the Registration Statement; provided, however, that Flextronics shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to do so; and provided, further, that Flextronics shall not be required to qualify such Registrable Stock in any jurisdiction in which the securities regulatory authority requires that the Holder submit any of his Registrable Stock to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Stock in such jurisdiction unless the Holder agrees to do so;

          (e) notify the Holder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of the Holder promptly prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus, or a revised prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, that in the event of a material development or transaction affecting Flextronics that has not yet been publicly disclosed, if Flextronics shall determine in good faith that it would be adversely affected by such disclosure, Flextronics may so notify the Holder (such notice being referred to herein as a "Deferral Notice"), and shall thereafter be entitled to defer preparing and furnishing such supplement or amendment until such time as it would not be so adversely affected, at which time it shall so notify the Holder and shall prepare and furnish to the Holder any such supplement or amendment as may then be required (provided that Flextronics shall only be entitled to deliver a Deferral Notice to the Holder if it shall have delivered a comparable notice, or taken equivalent action, with respect to any other of its shareholders holding shares that are then registered for resale on an effective registration statement filed by Flextronics pursuant to registration rights that are subject at such time to similar suspension or deferral). Following receipt of any supplement or amendment to any prospectus, the Holder shall deliver such amended, supplemental or revised prospectus in connection with any offers or sales of Registrable Stock, and shall not deliver or use any prospectus not so supplemented, amended or revised. Following receipt of a Deferral Notice, the Holder shall not make any further sales of Registrable Stock pursuant to the Registration Statement until the Holder receives such notice, and any such amendment or supplement, from Flextronics. If Flextronics issues a Deferral Notice, Flextronics will extend the period of effectiveness of the Registration Statement for an amount of time equal to the length of the deferral period;

          (f) take such other actions as are reasonably required in order to facilitate the disposition of the Registrable Stock to be so included in the Registration Statement;

          (g) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen
     (18) months after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the 1933 Act; and

          (h) use all reasonable efforts to list the Registrable Stock covered by such Registration Statement with any securities exchange or over-the-counter market on which the Flextronics Ordinary Shares are then listed or traded.

     4. Furnish Information. It shall be a condition precedent to the obligations of Flextronics to take any action pursuant to this Agreement that the Holder shall furnish to Flextronics such information regarding himself, the Registrable Stock held by him, and the intended method of disposition of such securities as Flextronics shall reasonably request and as shall be required in connection with the actions to be taken by Flextronics hereunder.

     5. Expenses. All expenses incurred in connection with the registration pursuant to this Agreement, excluding underwriters' discounts and commissions, but including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees, listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, and the fees and disbursements of counsel for Flextronics, shall be paid by Flextronics. The Holder shall bear and pay the underwriting commissions and discounts and brokerage fees applicable to securities offered for his or her account in connection with any registrations, filings and qualifications made pursuant to this Agreement.

     6. Rule 144 Information. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Stock to the public without registration, at all times Flextronics agrees to:

          (a) make and keep public information available, as provided in Rule 144(c)(1) under the 1933 Act;

          (b) use all reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Flextronics under the 1933 Act and the Exchange Act; and

          (c) furnish to the Holder forthwith upon his or her request a written statement by Flextronics as to its compliance with the current public information requirements of Rule 144(c)(1), a copy of the most recent annual or quarterly report of Flextronics, and such other reports and documents so filed by Flextronics as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holder to sell any Registrable Stock without registration.

     7. Transfer of Registration Rights. The registration rights of the Holder under this Agreement with respect to any Registrable Stock may be transferred or assigned to (a) any transferee or assignee of such Registrable Stock who, after such transfer or assignment, holds at least 100,000 shares of Registrable Stock previously held by the Holder or (b) an Affiliate of the Holder or a member of the Holder's immediate family, or a trust for the benefit of any such family members; provided, however, that (i) the Holder shall give Flextronics written notice prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; (ii) such transferee shall agree in writing, in form and substance reasonably satisfactory to Flextronics, to be bound as a Holder by the provisions of this Agreement; and (iii) immediately following such transfer the further disposition of such securities by such transferee is restricted under the 1933 Act.

     8. Indemnification. In the event any Registrable Stock is included in a Registration Statement under this Agreement:

          (a) Flextronics shall indemnify and hold harmless the Holder, each person who participates in the offering of such Registrable Stock, including underwriters (as defined in the 1933 Act), and each person, if any, who controls any such participating person within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in the Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the 1933 Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Holder and such participating person or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Flextronics; provided, further, that Flextronics shall not be liable to the Holder, or any such participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with the Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder, or any such participating person or controlling person; and provided, further, that Flextronics shall not be liable to the Holder or any such participating person or controlling person in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of an offer or sale by the Holder in violation of any of the Holder's obligations under Section 3(e). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder, or any such participating person or controlling person, and shall survive the transfer of such securities by the Holder, and any termination of this Agreement.

          (b) The Holder shall indemnify and hold harmless Flextronics, each of its directors and officers, each person, if any, who controls Flextronics within the meaning of the 1933 Act, and each agent and any underwriter for Flextronics (within the meaning of the 1933 Act) against any losses, claims, damages or liabilities, joint or several, to which Flextronics or any such director, officer, controlling person, agent or underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise solely out of or are based solely upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (including any prospectus filed under Rule 424 under the 1933 Act or any amendments or supplements thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of the Holder expressly for use in connection with such registration; and the Holder shall reimburse any legal or other expenses reasonably incurred by Flextronics or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder; and provided, further, that the liability of the

     Holder hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the net proceeds from the sale of the shares sold by the Holder under such Registration Statement bears to the total net proceeds from the sale of all securities sold thereunder, but not in any event to exceed the net proceeds received by the Holder from the sale of Registrable Stock covered by such Registration Statement.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if and to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

          (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     9. General Provisions.

          (a) Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, transmitted by facsimile, delivered by nationally recognized overnight courier or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows. If to the Holder, the notice shall be delivered at the address set forth in the Exchange Agreement. If to Flextronics, the notice shall be delivered to Flextronics International Ltd., 2090 Fortune Drive, San Jose, California 95131, attention: Chief Executive Officer, Facsimile No. (408) 428-0859. Any party hereto may by notice so given change its address or facsimile number for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

          (b) Entire Agreement; Independence of Obligations. This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. In the event of any conflict between this Agreement and the Exchange Agreement, the terms of this Agreement shall control.

          (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to conflicts of law principles.

          (d) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

          (e) Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

          (f) Successors And Assigns. Subject to the provisions of Section 7, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

          (g) Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

          (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

          (i) Costs And Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

          (j) Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Flextronics Ordinary Shares, then, upon the occurrence of any subdivision, combination or share dividend of such class of shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.





                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.




FLEXTRONICS INTERNATIONAL LTD.               HOLDER



By:  _____________________________           __________________________________
                                             (Seppo Parhankangas)
Name:  ___________________________
















                [Signature Page to Registration Rights Agreement]

                              DISCLOSURE SCHEDULES

                                List Of Schedules

Schedule 3.1 Jurisdictions where qualification to do business is necessary due to the nature of activities or character of properties owned or leased.

Schedule 3.3        List of shareholders of Target and its subsidiaries.

Schedule 3.4 List of all Subsidiaries or equity interests, direct or indirect, in, or loans to, any corporation, partnership, joint venture, limited liability company or other business entity. Such schedule should also indicate all jurisdictions in which each Subsidiary is qualified to do business.

Schedule 3.5 List of consents of any third party required for the Exchange and effects upon any rights, licenses, franchises, leases or agreements caused by the Exchange.

Schedule 3.6 List of actions, proceedings or investigation pending, or to the best of Target's knowledge, threatened against Target or any of its Subsidiaries before any court or administrative agency that, if determined adversely to Target, may reasonably be expected to have a Material Adverse Effect on Target or in which the adverse party or parties seek to recover in excess of USD 50,000 against Target or any of its Subsidiaries.

Schedule 3.7 Target's audited balance sheet as of December 31, 1997 and December 31, 1998 as well as Target's audited income statement and cash flows for the years then ended.

Schedule 3.8 Target's financial projections for the period January 1, 1999 to March 31, 2000.

Schedule 3.9 Information on delinquent in the payment of any tax or in the filing of any tax returns and on deficiencies for any tax that have been threatened, claimed, proposed or assessed and that have not been settled or paid. Information on audits by the Finnish Revenue or Tax Agency or any other taxing agency or authority made on Target's or any of its Subsidiaries tax return.

Schedule 3.10 Information on liens, charges, encumbrances and other restrictions on the title to the assets used in the Business or otherwise included in the financial statements of Target.

Schedule 3.11 List of changes in certain circumstances of the Target and its Subsidiaries (see Exchange Agreement Section 3.11).

Schedule 3.11(i) List of officers and management and supervisory employees of Target and its Subsidiaries.

Schedule 3.12 List of oral or written executory agreements, contracts, obligations and commitments that are material to Target or its Subsidiaries, its financial condition, business or prospects (see Exchange Agreement Section 3.12).

Schedule 3.12 Information on any agreement or instrument that is or could reasonably be expected to become burdensome for any of the Target or any of its Subsidiaries (such as unproportionate price reductions to customers, increases in prices paid by the Target or any of its Subsidiaries, warranty or similar obligations with respect to products or services other than normal obligation to repair or replace products).

Schedule 3.13 List of all patents, service marks, copy rights, trade marks, design and model rights, trade or brand names owned or used in the Business, including applications as well as royalties or other payments payable by the Target or any of its Subsidiaries for such.

Schedule 3.14 Summary of all violations of, or conflicts with, any applicable statute, law, rule, regulation, ruling, order, judgement or degree, and all allocations of any such violations, of which Target has received notice from governmental entity since December 31, 1995.

Schedule 3.16.1 Employment contract or consulting agreement currently in affect that can not be terminated at will.

Schedule 3.16.2 List of all employment and consulting agreements, pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, differed compensation agreements, stock, option, bonus or other incentive plans, location, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans maintained by Target and its Subsidiaries.

Schedule 3.16.4 List of certain agreements with any executive officer or other key employee of Target or agreement or plan related to the contemplated Exchange (see Exchange Agreement Section 3.16.4).

Schedule 3.16.5 List of all employees and officers of Target and their current compensation and benefits as of the date of the Exchange Agreement.

Schedule 3.18 Obligations of Target or its Subsidiaries to pay fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of the Exchange Agreement or related agreements or in connection with any transaction provided for therein.

Schedule 3.21 List on fire, casualty and liability insurance held by the Target.

Schedule 3.26 All inventory materially in excess of reasonable estimated requirements for Target based on current operations for the next six months.

Schedule 3.27 Aging of accounts receivable of Target in the aggregate and by customer, indicating the amounts of allowance for doubtful accounts and warranty returns and amounts of accounts receivable which are subject to asserted warranty claims. The schedule should set forth such amount of accounts receivable which are subject to asserted warranty claims by customer and reasonable detailed information regarding asserted warranty claims made within the last year, including the type of amounts of such claims.

Schedule 3.28 Information on (i) issue of shares of the Target's capital stock since December 31, 1995, (ii) payment of dividends or any other distribution to Target's shareholders since December 31, 1995, (iii) reacquirement or purchase of any shares of the Target's capital stock since December 31, 1995, (iv) changes of Target's equity interests after December 31, 1995, and (iv) sales of significant assets since December 31, 1995, in contemplation of a merger.

Schedule 3.32 List of names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which the Target or any of its Subsidiaries maintain accounts of any nature and the names of all persons authorized to draw thereon or may make withdraws therefrom.